Exhibit 8(b)

                 AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

      BlackRock Funds, a Massachusetts business trust (formerly known as The PNC(R) Fund, the "Fund") and PFPC Inc., a Massachusetts corporation (formerly known as Provident Financial Processing Corporation, "PFPC"), are parties to the Transfer Agency Agreement between the Fund and PFPC dated October 4, 1989 (as amended herein and as amended, supplemented or otherwise modified from time to time, the "Agreement"). The Fund and PFPC wish to amend and restate the Agreement in full as of February 10, 2004.

                                   WITNESSETH:

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services as more fully described herein.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Definitions. As Used in this Agreement:

(a)   "1933 Act" means the Securities Act of 1933, as amended.

(b)   "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund to give Oral Instructions or Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(d)   "CEA" means the Commodities Exchange Act, as amended.


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

(e) "Oral Instructions" means oral instructions addressed to PFPC and received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(f)   "SEC" means the Securities and Exchange Commission.

(g)   "Securities  Laws" means the 1933 Act,  the 1934 Act, the 1940 Act and the
      CEA.

(h) "Shares" means the shares of beneficial interest of any series or class of the Fund.

(i) "Written Instructions" means (i) written instructions signed by an Authorized Person (or a person reasonably believed by PFPC to be an Authorized Person) and addressed to and received by PFPC or (ii) trade instructions transmitted to and received by PFPC by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access. Written Instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. Compliance with Laws. In performing its duties as described herein, PFPC will
(i) act in a manner not inconsistent with the Fund's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (as presently in effect and as from time to time amended and supplemented) and resolutions of the Fund's Board of Trustees of which PFPC is informed by the Fund and (ii) will comply with all applicable requirements of the Securities Laws and of any other laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder.


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

Except as specifically set forth herein, PFPC assumes no responsibility for compliance by the Fund or any other entity.

4.    Instructions.

(a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b) PFPC shall be entitled to reasonably rely upon any Oral Instruction or Written Instruction it receives pursuant to this Agreement.

(c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

5.    Right to Receive Advice.

(a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from or on behalf of the Fund.

(b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

(c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund, and the advice it receives from counsel pursuant to
      Section 5(b), PFPC may rely upon and follow the advice of counsel.


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

(d) Protection of PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reasonable reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund or from counsel pursuant to paragraph (b) of this Section 5 and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this Section 5 shall be construed so as to impose an obligation upon PFPC to seek such directions or advice or Oral Instructions or Written Instructions.

6. Books and Records. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the properly of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. Such books and records shall, to the extent practicable, be maintained separately for each Portfolio of the Fund. The Fund, Authorized Persons and the Fund's authorized representatives shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an authorized representative of the Fund, at the Fund's expense.

7. Confidentiality.

(a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information") and neither party shall use the other party's Confidential information for any purpose other than in connection with the performance of this Agreement. Confidential Information shall include:

      (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC;


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

      (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors;

      (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

      (iv)  anything designated as confidential.

(b) Notwithstanding the foregoing, information shall not be subject to the foregoing obligations set forth in this Section 7 if:

      (i) it was already known to the receiving party at the time it was obtained;

      (ii) it is or becomes publicly known or available through no wrongful act of the receiving Party;

      (iii) it was  rightfully  received  from a third party who, to the best of
            the  receiving   party's   knowledge,   was  not  under  a  duty  of
            confidentiality;

      (iv) it is released by the protected party to a third party without restriction;

      (v) it is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);

      (vi) release of such information by PFPC is necessary in connection with the provision of services under this Agreement;

      (vii) it is relevant to the defense of any claim or cause of action asserted against the receiving party, or

      (viii) it has been or is independently developed or obtained by the receiving party.

8. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as reasonably required by the Fund from time to time.


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

9. PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund. Notwithstanding the foregoing, the parties acknowledge that the Fund shall retain all ownership rights in Fund data which resides on the PFPC System.

10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC. The Fund acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

12. Indemnification.

      (a) The Fund agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any


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

      action or omission to act taken or omitted by or on behalf of PFPC in connection with the provision of services to the Fund, provided that in each case in which indemnification is sought PFPC has not acted contrary to the standard of care set forth in Section 13(a) of this Agreement. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability to the Fund or its shareholders (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or breach of this Agreement on its part in the performance of its duties under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or breach of this Agreement. The obligations of each Portfolio under this Section 12(a) shall be the several (and not joint or joint and several) obligation of each Portfolio.

      (b) PFPC agrees to indemnify, defend and hold harmless the Fund and its affiliates, including their respective officers, directors and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorney's fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly out of PFPC's willful misfeasance, bad faith, negligence or breach of this Agreement on its part in the performance of PFPC's duties under this Agreement.

      (c) The provisions of this Section 12 shall survive termination of this Agreement.

13.   Responsibility of PFPC.

(a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise reasonable care and diligence in the performance of its


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

      duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall not be liable for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, negligence or breach of this Agreement on PFPC's part in the performance of its duties under this Agreement

(b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be responsible or liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war, terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption; loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; (ii) PFPC shall be responsible (pursuant to the standard of care set forth in Section 13(a) of this Agreement) for the accuracy of files containing monthly statement information or other information (if any) that PFPC is required to produce and provide electronically to the Fund pursuant to this Agreement, but in no event shall PFPC be responsible or liable for the accuracy or inaccuracy of any subsequent indexing and presentation by any entity other than PFPC of such monthly statement information or other information or for any subsequent data integrity errors in such monthly statement information or other information; and (iii) subject to Section 13(a) of this Agreement, PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice or instrument believed by PFPC to be genuine.

(c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its


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

      affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

(d) The provisions of this Section 13 shall survive termination of this Agreement.

14.   Description of Services.

(a)   Services Provided on an Ongoing Basis, If Applicable.

      (i)   Calculate l2b-1 payments;

      (ii)  Maintain shareholder registrations;

      (iii) Review new applications and correspond with shareholders to complete or correct information;

      (iv)  Direct payment processing of checks or wires;

      (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

      (vi)  Countersign share certificates;

      (vi)  Prepare and mail to shareholders confirmation of activity;

      (vii) Calculate front-end sales charges and deferred sales charges payable in connection with the purchase of Series A Investor Class Shares and Series B Investor Class Shares, respectively, and provide for the payment of all such sales charges to or on behalf of the Fund's distributor (unless otherwise instructed by the Fund or the Fund's distributor);

      (ix) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

      (x) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

      (xi)  Provide periodic shareholder lists and statistics to the Fund;

      (xii) Provide  detailed  data  for  underwriter/broker   confirmations  in
            accordance with such procedures as may be agreed between the Fund and PFPC;

      (xiii) Prepare periodic mailing of year-end tax and statement information;

      (xiv) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

      (xv) Perform other participating broker-dealer shareholder services as agreed upon


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

            from time to time;

      (xvi) Accept and post daily Share purchases and redemptions;

      (xvii) Accept, post and perform shareholder transfers and exchanges;

      (xviii) Issue and cancel certificates (when requested in writing by the shareholder); and

      (xix) Upon reasonable request, furnish monthly reports of transactions in Fund Shares reflecting such information as agreed between the Fund and PFPC from time to time.

(b) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Portfolio's prospectus, once it receives:

      (i)   A purchase order in completed proper form;

      (ii)  Proper information to establish a shareholder account; and

      (iii) Confirmation of receipt or crediting of funds for such order to the Portfolio's custodian.

(c) Redemption of Shares. PFPC shall process requests to redeem Shares as follows:

      (i) All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Portfolio's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as PFPC reasonably may deem necessary.

      (ii) PFPC reserves the right to refuse to transfer or redeem Shares until it is reasonably satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the reasonable refusal, in good faith, to process transfers or redemptions which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

      (iii) When Shares are redeemed, PFPC shall deliver to the Portfolio's custodian (the


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

            Custodian) and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

      (iv) PFPC shall, upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures established from time to time between PFPC and the Fund.

      (v) When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.

      (vi) PFPC shall not process or effect any redemption requests with respect to Shares after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the applicable Portfolio.

(d) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Portfolio's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation.


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

      PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule of regulation.

(e)   Shareholder Account Services.

      (i) PFPC may arrange, in accordance with the Portfolio's prospectus and such procedures and controls as are mutually agreed upon from time to time among the Fund, PFPC and the Custodian for issuance of Shares obtained through:

            -     Any pre-authorized check plan; and
            - Direct purchases through broker wire orders, checks and applications.

      (ii) PFPC may arrange, in accordance with the Portfolio's prospectus and such procedures and controls as are mutually agreed upon from time to time among the Fund, PFPC and the Custodian for a shareholder's:

            - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;
            - Automatic redemption from an account where that shareholder participates in an automatic redemption plan; and/or
            - Redemption of Shares from an account with a checkwriting privilege.

(f) Communications to Shareholders. (i) Upon timely Written Instructions, PFPC shall mail communications by the Fund to its shareholders, including, without limitation:

      (A)   Reports to shareholders;

      (B)   Confirmations of purchases and redemptions of Shares;

      (C)   Quarterly  statements or (subject to the second sentence of sub-item
            (ii) below) monthly statements;

      (D)   Dividend and distribution notices; and

      (E)   Tax form information.

      (ii) Upon timely Written Instructions PFPC will, with respect only to shareholder accounts that are maintained on PFPC's Order Entry Pass institutional transfer agency system (but not its other transfer agency systems) ("OEP System"), provide the Fund with monthly statement information from the OEP System which information relates to such shareholder accounts by the fifth business day of each month in a mutually agreeable electronic format. PFPC will continue to mail associated monthly statements to shareholders whose monthly statement information is provided electronically to the Fund pursuant to the preceding sentence, except that PFPC will not mail such monthly statements to such shareholders if such shareholders request via appropriate electronic means acceptable to the Fund and PFPC that PFPC suppress such mailings.

      (iii) PFPC will answer such correspondence from shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between PFPC and the Fund.

(g) Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

      (i) Name, address and United States Tax Identification or Social Security number;

      (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

      (iii) Historical information regarding the account of each shareholder, including: (a) information relating to dividends and distributions paid, (b) the date and price for all transactions relating to a shareholder's account, and (c) information necessary to calculate, in accordance with the Fund's registration statement, the appropriate contingent deferred sales charge ("CDSC") payable with respect to Series B Investor Class Shares;

      (iv) Any stop or restraining order placed against a shareholder's account;

      (v)   Any  correspondence   relating  to  the  current  maintenance  of  a
            shareholder's account;

      (vi)  Information with respect to withholdings; and

      (vii) Any   information   required  in  order  for  PFPC  to  perform  any
            calculations required by this Agreement.

      With respect to shareholder accounts maintained on the OEP System, PFPC shall maintain sub-accounts for each shareholder requesting such services in connection with Shares held by such shareholder in separate accounts on the OEP System. Each such sub-account shall contain the same information as that described above for accounts.

(h) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

      (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

      (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

(i) Shareholder Inspection of Stock Records. PFPC will, upon request from a Portfolio shareholder to inspect stock records, notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to Fund instructions, the Fund agrees to and does hereby release PFPC from any liability for reasonable refusal of permission for a particular shareholder to inspect the Fund's stock records.

(j) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(k)   Lost  Shareholders.  PFPC shall  perform such  services as are required in order to comply with rule 17Ad-17 of the 1934 Act (the "Lost Securityholder Rule"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

      (i)   documentation of search policies and procedures;

      (ii)  execution of required searches;

      (iii) tracking results and maintaining data sufficient to comply with the Lost Securityholder Rule; and

      (iv)  preparation   and   submission  of  data  required  under  the  Lost
            Securityholder  Rule.

      Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(l)   Retirement Plans.

      (i) In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRA's and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") sponsored by the Fund for which contributions of the

            Fund's shareholders (the "Participants") are invested solely in Shares of the Fund, PFPC shall provide the following administrative services:

            (A) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

            (B)   Record method of distribution requested and/or made;

            (C)   Receive and process designation of beneficiary forms requests;

            (D) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

            (E) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

            (F)   Perform    applicable    federal    withholding    and    send
                  Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

      (ii) PFPC shall arrange for PFPC Trust Company to serve as custodian for the Retirement Plans sponsored by the Fund.

      (iii) With respect to the Retirement Plans, PFPC shall provide the Fund with the associated Retirement Plan documents for use by the Fund and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

(m) Print Mail. The Fund hereby engages PFPC as its exclusive print/mail service provider with respect to those items and for such fees as agreed to from time to time in writing by the Fund and PFPC.

(n) Proxy Advantage. The Fund hereby engages PFPC as its exclusive proxy solicitation service provider with respect to those items and for such fees as agreed to from time to time in writing by the Fund and PFPC. If so agreed from time to time in writing by the Fund and PFPC, such services may include mailing proxy statements and proxy cards to shareholders.

(o) IMPRESSNet(R) Services. PFPC shall provide to the Fund the services specified in Exhibit

      B attached hereto and made a part hereof, subject to and in accordance with the terms set forth in such Exhibit B, as such Exhibit B may be amended from time to time.

(p) Wrap Processing Services. With respect to Shares attributable to the Wrap Program (as defined below), instead of the services set forth in this Agreement, PFPC shall perform the services specified in Exhibit C attached hereto and made a part hereof, subject to and in accordance with the terms set forth in such Exhibit C, as such Exhibit C may be amended from time to time, for the benefit of the "Wrap Program Participants" (as defined below) who maintain Shares through Wrap Programs. PFPC may subcontract with "Clients" (as defined below) to link PFPC's system with the Clients, in order for Clients to maintain Fund Share positions for each Wrap Program Participant and/or perform certain services identified in Exhibit
      C. For purposes of this Section 14(p) and Exhibit C, the following terms have the following meanings: "Clients" means financial institutions which offer Wrap Programs; "Wrap Programs" means mutual funds-only asset allocation, supermarket and/or other similar products offered by Clients which require sub-transfer agent and sub-accounting services; "Wrap Program Participants" means customers of Clients to whom Wrap Programs are offered. In the event of a conflict between (i) the specific terms of this
      Section 14(p) and/or Exhibit C and (ii) the remaining provisions of this Agreement, the terms of this Section 14(p) and Exhibit C control as to the services set forth in this Section 14(p) and Exhibit C.

(q) Anti-Money Laundering. PFPC shall perform reasonable actions necessary for the Fund to be in compliance with United States federal anti-money laundering ("AML") laws applicable to investor activity, including the Bank Secrecy Act and the USA PATRIOT Act of 2001. In this regard, PFPC shall: (A) establish and implement written policies, procedures and internal controls reasonably designed to prevent the Fund from being used to launder money or finance terrorist activities; (B) provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established AML policies and procedures; (C) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC's AML program; and (D) provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. PFPC shall provide to the Fund: (X) a copy of PFPC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement); (Y) at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (Z) a summary of the AML training provided for appropriate PFPC personnel. PFPC agrees to permit inspections relating to PFPC's AML program by United States federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to PFPC's AML program as such examiners shall reasonably request.

(r) Regulatory Requests. PFPC will provide information and documentation relating to the Fund or other assistance relating to such information and documentation as the Fund may reasonably request to help the Fund respond to any government or regulatory request, including but not limited to a subpoena or request for information, provided, however, that if responding to such a request would cause an undue burden on PFPC or would cause PFPC to bear undue expense, PFPC at its option may decline such request of shall be entitled to such fees or reimbursement of expenses as agreed to by the Fund and PFPC.

(s) Fund Information Requests. PFPC will provide such information relating to the Fund as the Fund may reasonably request in connection with the services provided by PFPC to the Fund pursuant to this Agreement, provided, however, that if responding to such a request would cause an undue burden on PFPC or would cause PFPC to bear undue expense, PFPC at its option may decline such request or shall be entitled to such fees or reimbursement of expenses as agreed to by the Fund and PFPC.

(t) Other Services. PFPC will provide such additional services to the Fund pursuant to this Agreement as shall be agreed in writing between the Fund and PFPC from time to time.

15. Duration and Termination. This Agreement shall continue in effect for a term of three years commencing as of the date hereof, and at the end of such three-year period shall automatically continue for successive one-year terms, provided, that the Fund's Board of Trustees ("Board") shall review this Agreement from time to time and at least annually in reference to the terms and conditions specifically set forth below in clauses (a)(i) to (a)(iii) of this Section 15. Notwithstanding the above, this Agreement may be terminated:

      (a) during the first three years, without the payment of any penalty for such termination:

            (i) by the Fund, on ninety (90) days prior written notice, as may be required by and consistent with the Board's fiduciary obligations under the 1940 Act in connection with any annual review; however, in connection with such review of this Agreement by the Board, the Board acknowledges the fees to be received by PFPC hereunder are fair and reasonable for a three-year term; or

            (ii) by the Fund, on sixty (60) days prior written notice, if PFPC is in material breach of this Agreement and PFPC has not remedied such breach within such sixty (60) day period; or

            (iii) by the Fund, on sixty (60) days prior written notice, if PFPC:

            (1) enters into a transaction that would result in a change of control of greater than 50% of the beneficial ownership of the shares of beneficial interest of PFPC; other than any such change of control where the Board determines the successor entity has similar financial standing and ability to provide services hereunder as PFPC; or

            (2) files a petition for bankruptcy, or another comparable filing by PFPC has occurred; or

            (3)   has a materially impaired financial condition; or

            (4) has a significant regulatory problem or is the subject of a significant regulatory investigation; and

            in the case of subsections (1) through (4) above, the Board determines in the exercise of its fiduciary obligations under the 1940 Act that such event materially impairs PFPC's ability to perform its duties under this Agreement; or

            (iv) by PFPC, on one hundred fifty (150) days prior written notice, if the Fund is in material breach of the Agreement; and

      (b) at any time after the first three years, without the payment of any penalty, on ninety (90) days prior written notice by the Fund or on one hundred fifty (150) days prior written notice by PFPC.

      In the event of termination  by the Fund pursuant to Sections  15(a)(i) or
      (b) or by PFPC after a material breach of this Agreement by the Fund, all expenses (which shall not be deemed a penalty) associated with movement (or duplication) of records and materials, deconversion and conversion to a successor transfer agent or other service provider incurred by PFPC, will be borne by the Fund.

      During the first three years commencing as of the date hereof, BlackRock Advisors, Inc. will not recommend termination of this Agreement provided such action or inaction by BlackRock Advisors, Inc. is not contrary to its fiduciary obligations to the Fund.

16. Notices. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Fund, at BlackRock Funds, 40 East 52nd Street, New York, New York 10022, Attention:
Robert Connolly, Esq. or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

18. Assignment PFPC may assign this Agreement to any affiliate of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC obtains the Fund's prior written consent to such assignment.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof

21. Registration as a Transfer Agent. PFPC represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. PFPC agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should PFPC fail to be registered with the appropriate Federal agency as a transfer agent at any time during this Agreement, the Fund may, on written notice to PFPC, immediately terminate this Agreement as to any or all Portfolios of the Fund.

22. Miscellaneous.

(a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement or otherwise to the contrary, the Fund agrees that no modifications to its registration statement and no policies which it may adopt or resolutions which the Board may adopt will affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d) Information. The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Fund.

(e) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(f) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Notwithstanding the foregoing sentence, if any provision of this Agreement relating directly or indirectly to the term of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the parties shall immediately negotiate in good faith in order to agree upon a new provision which is either (i) economically equivalent to the invalid provision or
      (ii) acceptable to the party adversely affected by the invalidity of the prior provision.

(g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(i) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(j) Privacy. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

(k) Customer Identification Program Notice. To help the United States government fight the finding of terrorism and money laundering activities, United States federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October l, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(l) Liability of Trustees, etc. The names "B1ackRock Funds" and "Trustees of BlackRock Funds" refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, officers, shareholders, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of Shares of the Fund must look solely to the Trust Property belong to such class for the enforcement of any claims against the Fund.

23. Customer Identification Program Services.

(a) To help the Fund comply with its Customer Identification Program (which the Fund is required to have under regulations issued under Section 326 of the USA PATRIOT Act) PFPC will do the following:

      (i) Implement procedures under which new accounts in the Portfolios are not established unless PFPC has obtained the name, date of birth (for natural persons only), address and taxpayer identification number (for United States persons) or taxpayer identification number, passport number and country of issuance, alien identification card number and country of issuance or any other government-issued document evidencing nationality or residence
            (collectively, the "Data Elements") for each corresponding "Customer" (as defined in 31 CFR 103.131).

      (ii) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods of verification may consist of non-documentary methods (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PFPC personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

      (iii) Record  the  Data   Elements  and  maintain   records   relating  to
            verification of new Customers consistent with 31 CFR 103.131(b)(3).

      (iv) Determine whether any Customer's name appears on a list of known or suspected terrorists or terrorist organizations designated by the Department of the Treasury, if any, consistent with 31 CFR 103.131(b)(4).

      (v) Regularly report to the Fund about measures taken under (i)-(iv) above.

      (vi) If PFPC provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.131(b)(5), about the Fund's Customer Identification Program.

      (vii) Annually, or upon the Fund's reasonable request, certify that PFPC continues to implement its duties set forth under this Section 23(a).

(b) Notwithstanding anything in this Agreement or otherwise to the contrary, and without expanding the scope of the express language set forth above in
      Section 23(a), PFPC need not collect the Data Elements for (or verify) prospective customers (or accounts) beyond the requirements of relevant customer identification program regulations (for example, PFPC will not verify customers opening accounts through NSCC) and PFPC need not perform any task that need not be performed for the Fund to be in compliance with relevant customer identification program regulations.

(c) Notwithstanding anything in this Agreement or otherwise to the contrary, PFPC need not perform any of the steps described above in this Section 23 with respect to persons purchasing Shares via exchange privileges.

(d) The Fund shall provide PFPC with the Fund's Anti-Money Laundering Policy dated April 23, 2002 (as well as any supplements or amendments thereto) and the Fund's Customer Identification Program dated September 30, 2003 (as well as any supplements or amendments thereto).

      IN WITNESS WHEREOF, the parties hereto have caused this amendment and restatement to be executed as of February 10, 2004.

                                               PFPC INC.

                                               By: /s/ Michael DeNofrio
                                                   ----------------------------
                                               Title: Michael DeNofrio
                                                      Executive Vice President,
                                                      Senior Managing Director

                                               BLACKROCK FUNDS

                                               By: /s/ [ILLEGIBLE]
                                                   -----------------------------
                                               Title: Treasurer

By executing this joinder to this Agreement, BlackRock Advisors, Inc. hereby agrees to be bound by all of the terms, provisions, covenants and obligations set forth in Section 15 of this Agreement.

                            BLACKROCK ADVISORS, INC.

                            By: /s/ [ILLEGIBLE]
                                --------------------
                            Title: President

                               BlackRock Funds(SM)

                                Exhibit A to the
                 Amended and Restated Transfer Agency Agreement

            The Fund desires to retain the Transfer Agent to serve as the Fund's transfer agent, registrar and dividend disbursing agent with respect to each class of shares, par value $.001 per share, of the Portfolios listed below and the Transfer Agent is willing to furnish such services.

      The Portfolios are as follows:

o     Money Market Portfolio

o     U.S. Treasury Money Market Portfolio

o     Municipal Money Market Portfolio

o     Large Cap Growth Equity Portfolio

o     Asset Allocation Portfolio

o     Managed Income Portfolio

o     Tax-Free Income Portfolio

o     Ohio Municipal Money Market Portfolio

o     Pennsylvania Municipal Money Market Portfolio

o     Intermediate Government Bond Portfolio

o     Ohio Tax-Free Income Portfolio

o     Pennsylvania Tax-Free Income Portfolio

o     Large Cap Value Equity Portfolio

o     Index Equity Portfolio

o     Small Cap Value Equity Portfolio

o     North Carolina Municipal Money Market Portfolio

o     Low Duration Bond Portfolio

o     Intermediate Bond Portfolio

o     Small Cap Growth Equity Portfolio

o     Investment Trust

o     Government Income Portfolio

o     International Bond Portfolio

o     Virginia Municipal Money Market Portfolio

o     New Jersey Municipal Money Market Portfolio

o     New Jersey Tax-Free Income Portfolio

o     Core Bond Total Return Portfolio

o     Multi-Sector Mortgage Securities Portfolio III

o     Mid-Cap Value Equity Portfolio

o     Mid-Cap Growth Equity Portfolio

o     BlackRock Strategic Portfolio I

o     B1ackRock Strategic Portfolio II

o     International Opportunities Portfolio

o     U.S. Opportunities Portfolio

o     GNMA Portfolio

o     Delaware Tax-Free Income Portfolio

o     Kentucky Tax-Free Income Portfolio

o     High Yield Bond Portfolio

o     Multi-Sector Mortgage Securities Portfolio IV

o     Global Science & Technology Opportunities Portfolio

o     Core Equity Portfolio

o     Global Communications Portfolio

o     Core Plus Total Return Portfolio

o     Small Cap Core Equity Portfolio

o     Enhanced Income Portfolio

o     U1traShort Municipal Portfolio

o     Intermediate PLUS Bond Portfolio

o     Inflation Protected Bond Portfolio

o     Dividend Achievers Portfolio

o     Exchange Portfolio

o     Small/Mid-Cap Growth Portfolio

o     Aurora Portfolio

o     Legacy Portfolio

o     Health Sciences Portfolio

o     Global Resources Portfolio

o     All-Cap Global Resources Portfolio

o     Global Opportunities Portfolio

            Release. "B1ackRock Funds" and "Trustees of B1ackRock Funds" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of
Massachusetts and at the principal office of the Fund. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.

Agreed to and accepted as of _____________ _____, 2006.

BlackRock Funds(SM)

By: ___________

PFPC Inc.

By: ___________

                                    EXHIBIT B

                             IMPRESSNet(R) SERVICES

1. Definitions. Any term not herein defined in this Exhibit B shall have the meaning given such term in the Agreement. The following definitions shall apply to this Exhibit B:

      (a) "End-User" means any Shareholder that accesses the PFPC System via IMPRESSNet(R).

      (b) "Fund Web Site" means the collection of electronic documents, electronic files and pages residing on any computer system(s) maintained on behalf of the Fund, connected to the Internet and accessible by hypertext link through the World Wide Web to and from IMPRESSNet(R).

      (c) "IMPRESSNet(R) Services" means the services identified in Section 2 hereof to be provided by PFPC utilizing the Fund Web Site, the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers which have been certified by ICSA or a nationally-recognized audit firm (including but not limited to firewalls and encryption), whereby Inquires may be performed and Transactions may be requested by accessing IMPRESSNet(R) via hypertext link from the Fund Web Site.

      (d) "Inquiry" means any access to the PFPC System via IMPRESSNet(R) initiated by an End-User which is not a Transaction.

      (e) "Internet" means the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

      (f) "IMPRESSNet(R)" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Fund Web Site through the World Wide Web, where the Inquiry and Transaction data fields and related screens provided by PFPC may be viewed.

      (g) "Shareholder" means the record owner or authorized agent of the record owner of shares of the Fund.

      (h) "Transaction" shall mean purchase, redemption, exchange or any other activity involving the movement of Shares initiated by an End-User.

2. PFPC Responsibilities. Subject to the provisions of this Exhibit B, PFPC shall provide or perform, or shall retain other persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

      (a) provide all computers, telecommunications equipment, encryption technology and other materials and services reasonably necessary to develop and maintain IMPRESSNet(R) to permit persons to be able to view information about the Fund and to permit End-Users with appropriate identification and access codes to perform Inquiries and initiate Transactions;

      (b) address and mail, at the Fund's expense, notification and promotional mailings and other communications provided by the Fund to Shareholders regarding the availability of IMPRESSNet(R) Services;

      (c)  prepare  and  process  new  account  applications   received  through
IMPRESSNet(R) from Shareholders determined by the Fund to be eligible for such services and in connection with such, the Fund agrees as follows:

            (i)  to  permit  the   establishment  of  Shareholder  bank  account
            information over the Internet in order to facilitate purchase activity through the Automated Clearing House ("ACH");

            (ii) the ACH prenote process will be waived and the ACH status will be set to active; and

            (iii) the Fund shall be responsible for any resulting gain/loss liability associated with the ACH process.

      (d) process the set up of personal identification numbers ("PIN"), as described in the IMPRESSNet(R) Product Guide provided to the Fund, which shall include verification of initial identification numbers issued, reset and activation of personalized PIN's and reissue of new PIN's in connection with lost PIN's;

      (e) provide installation services which shall include, review and approval of the Fund's network requirements, recommending method of establishing (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between IMPRESSNet(R) and the Fund Web Site and testing the network connectivity and performance;

      (f) establish systems to guide, assist and permit End-Users who access IMPRESSNet(R) from the Fund Web Site to electronically perform Inquires and create and transmit Transaction requests to PFPC;

      (g) deliver to the Fund one (1) copy of the PFPC IMPRESSNet(R) Product Guide, as well as all updates thereto on a timely basis;

      (h) deliver a monthly billing report to the Fund, which shall include a report of Inquiries and Transactions;

      (i) provide a form of encryption that is generally available to the public in the United States for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of IMPRESSNet(R);

      (j) exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Fund to PFPC in writing from time to time, and all "point and click" features of IMPRESSNet(R) relating to Shareholder acknowledgment and acceptance of such disclaimers and notifications;

      (k) provide periodic site visitation (hit reports) and other information regarding End-User activity under this Exhibit B as agreed by PFPC and the Fund from time to time;

      (l) monitor  the  telephone  lines  involved  in  providing  IMPRESSNet(R)
Services  and  inform  the  Fund  promptly  of  any   malfunctions   or  service
interruptions;

      (m) periodically scan PFPC's Internet interfaces and IMPRESSNet(R) for viruses and promptly remove any such viruses located thereon; and

      (n) maintenance and support of IMPRESSNet(R), which includes providing error corrections, minor enhancements and interim upgrades to IMPRESSNet(R) which are made generally available to IMPRESSNet(R) customers and providing help desk support to provide assistance to Fund employees with the Fund's use of IMPRESSNet(R), maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to IMPRESSNet(R) clients, as determined solely by PFPC; or
(ii) maintenance of customized features.

Notwithstanding anything in this Exhibit B or the Agreement to the contrary, the Fund recognizes and acknowledges that (i) a logon I.D. and PIN are required by End-Users to access PFPC's IMPRESSNet(R); (ii) End-User's Web Browser and ISP must support Secure Socket Layer (SSL) encryption technology; and (iii) PFPC will not provide any software for access to the Internet; software must be acquired from a third party vendor.

3. Fund Responsibilities. Subject to the provisions of this Exhibit B and the Agreement, the Fund shall at its expense (unless otherwise provided herein):

      (a)  provide,   or  retain  other  persons  to  provide,   all  computers,
telecommunications equipment, encryption technology and other materials; services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to IMPRESSNet(R).

      (b) promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes to the IMPRESSNet(R) Services;

      (c) work with PFPC to develop Internet marketing materials for End-Users and forward a copy of appropriate marketing materials to PFPC;

      (d) revise and update the applicable prospectus(es) and other pertinent materials, such as user agreements with End-Users, to include the appropriate consents, notices and disclosures for IMPRESSNet(R) Services, including disclaimers and information reasonably requested by PFPC;

      (e) maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to the Fund in writing from time to time, and all "point and click" features of the Fund Web Site relating to acknowledgment and acceptance of such disclaimers and notifications; and

      (f) design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to IMPRESSNet(R) and the various Inquiry and Transaction web pages and otherwise make the Fund Web Site available to End-Users.

4. Standards of Care for Internet Services.

      (a) Notwithstanding anything in the Agreement or this Exhibit B to the contrary (other than as set forth in the immediately succeeding sentence) with respect to the provision of services set forth in this Exhibit B (i) PFPC shall be liable only for its own willful misfeasance, bad faith, negligence or reckless disregard in the provision of such services and (if) the Fund shall indemnify; defend and hold harmless PFPC and its affiliates (including their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) incurred by such indemnified parties with respect to such services except for those for which PFPC is liable under sub-clause (i) of this sentence. For clarity, the provisions of the immediately preceding sentence shall not limit Sections 13(b) or 13(c) of the Agreement or Section 7(c) of this Exhibit B. The provisions of this Section 4(a) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

      (b) Notwithstanding anything to the contrary contained in the Agreement or this Exhibit B, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via IMPRESSNet(R) Services or the consummation of any Inquiry or Transaction request not actually received by PFPC. The Fund shall advise End-Users to promptly notify the Fund or PFPC of any errors or inaccuracies in Shareholder data or information transmitted via IMPRESSNet(R) Services.

5. Proprietary Rights.

      (a) Each of the parties acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other under this Exhibit B. Any software, interfaces or other programs a party provides to the other under this Exhibit B shall be used by such receiving party only during the term of this Exhibit B and only in accordance with the provisions of this Exhibit B and the Agreement. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with federal copyright law or with the other party's consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

      (b) The Fund Web Site and IMPRESSNet(R) may contain certain intellectual property, including, but not limited to, rights in copyrighted works; trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party's web site, not including any intellectual property provided by or otherwise obtained from such other parry. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel," "trade dress" or other aspect of the appearance or functionality of the fist site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the duration of this Exhibit B. This license is limited to the intellectual properly needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any United States patent, United States copyright or other United States proprietary right of a third party.

      (c) Each of the parties hereto agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party's breach or threatened breach of its obligations under Sections 5(a) or 5(b) of this Exhibit B and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either party breaches or threatens to breach the obligations set forth in Sections 5(a) or 5(b) of this Exhibit B, in addition to and not in lieu of any legal of other remedies a party may pursue hereunder or under applicable law, each party hereto hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a party's ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief. The provisions of this Section 5(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

6. Representation and Warrant. Neither party shall knowingly insert into any interface, other software, or other program provided by such party to the other hereunder, or accessible on IMPRESSNet(R) or the Fund Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to, cost of media, shipping, deliveries and installation shall be borne by such party.

7. Liability Limitations; Indemnification.

      (a) The Internet. Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet. Each party agrees the other shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the IMPRESSNet(R) Services and shall not be liable in any respect for the selection of any such third party, unless such party selected the third party in bad faith or in a negligent manner.

      (b) PFPC's Explicit Disclaimer of Certain Warranties. EXCEPT AS SPECIFICALLY PROVIDED IN SECTIONS 2 AND 4 OF THIS EXHIBIT B, ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS EXHIBIT B ARE PROVIDED "AS-IS" ON AN "AS-AVAILABLE" BASIS, AND PFPC HEREBY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

      (c) Cross-Indemnity. Each party hereto agrees to indemnify, defend and hold harmless the other party and its affiliates (and their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fee and disbursements and liabilities arising under the Securities laws and any state and foreign securities and blue sky laws) ("Liabilities") arising in connection with any claims that any IMPRESSNet(R) Services or related work product infringes any proprietary or other rights or any infringement claim against any of such persons based on the party's intellectual property licensed to the other party hereunder (provided the other party has used such intellectual property in conformity with the product guidelines), except to the extent such Liabilities result directly from the negligence or knowing or willful misconduct of the other party or its related indemnified parties. The provisions of this Section 7(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

8. Miscellaneous.

      (a) Independent Contractor. The parties hereto are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them and none of them shall have the power or authority to bind or obligate the other in any manner not expressly set forth herein. Any contributions to IMPRESSNet(R) by the Fund and any contributions to the Fund Web Site by PFPC shall be works for hire pursuant to Section 101 of the Copyright Act.

      (b) Conflict with Agreement. In the event of a conflict between specific terms of this Exhibit B and the Agreement, this Exhibit B shall control as to IMPRESSNet(R) Services.

                                    EXHIBIT C

                            WRAP PROCESSING SERVICES

      1. Transmit to the Fund purchase, redemption and related instructions and facilitate money settlement with respect to the Omnibus Accounts, which shall be registered as "PFPC F/B/O Client Wrap Programs and their Customers" or "PFPC F/B/O Client Wrap Programs," as appropriate. Such activities shall be performed as set forth in the attached Schedule 1 of Exhibit C.

      2. Facilitate payment to Wrap Program Participants of the proceeds of redemptions, dividends and other distributions.

      3. Coordinate with a third party print mail provider, and at the request of the Fund, provide that third party with such information as is necessary for it to mail to Wrap Program Participants, among other things: (a) periodic account statements, (b) 1099R documentation, and (c) proxies, prospectus supplements, and annual reports of the Fund, all as are provided by the Fund.

      4. Reconcile share positions for each Wrap Program and upon request provide certification to the Fund with respect thereto. In connection therewith, the Fund shall provide to PFPC daily confirmation of all trade activity and share positions for the Omnibus Account.

      5. Maintain records for each Wrap Program Participant which shall reflect shares purchased and redeemed, as well as account and share balances.

      6. Act as service agent in connection with dividend and distribution functions; perform shareholder account and administrative agent functions in connection with the issuance, transfer, and redemption or repurchase of Fund Shares. PFPC shall create and maintain all records required of it pursuant to its duties under Section 14(p) of the Agreement and this Exhibit C and as set forth in this Exhibit C pursuant to applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. Where applicable, such records shall be maintained for the periods and in the places required by rule 31a-2 under the 1940 Act.

                             SCHEDULE 1 OF EXHIBIT C

On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), PFPC or its agents may receive trade instructions with respect to the Wrap Programs and/or Wrap Program Participants for the purchase or redemption of shares of the Portfolios ("Trade Instructions"). Trade Instructions received in good order and accepted by PFPC or its agents prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day and transmitted to the Fund (i) by 11:59 p.m. Eastern Time if automated, and (ii) by 6:00 p.m. Eastern Time if manual on such Business Day will be executed by the Fund at the net asset value determined as of the Close of Trading on such Business Day. Any Trade Instructions received by PFPC, or its agents, on such day but after the Close of Trading will be executed by the Fund at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such Trade Instructions. The day on which a Trade Instruction is executed by the Fund pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date."

Upon the timely receipt from PFPC of the Trade Instructions described in the above paragraph, the Fund will execute the purchase or redemption transactions (as the case may be) with respect to each Wrap Program at the net asset value computed as at the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will settle on the Business Day next following the Effective Trade Date. Payments for net purchase and net redemption orders shall be made through the NSCC's settlement process or by wire transfer by PFPC (for net purchases) or by the Fund (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Trade Instructions. Trade Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply.

In the event that PFPC is in receipt of Trade Instructions in good order and is unable to transmit the Trade Instructions to the Fund by the above referenced deadlines, the Fund will accept the trades after such deadlines and before 10:00 a.m. Eastern Time on the day following the Effective Trade Date. PFPC will furnish the Fund with an estimate of the net purchase or net redemption activity no later than 10:00 a.m. Eastern Time on the day following the Effective Trade Date. Payments for purchases and redemptions shall be made by wire transfer on the day following the Effective Trade Date.

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

      BlackRock Funds, a Massachusetts business trust (the "Fund") and PFPC Inc., a Massachusetts corporation (formerly known as Provident Financial Processing Corporation, "PFPC"), are parties to the Transfer Agency Agreement between the Fund and PFPC dated October 4, 1989 (as amended and restated as of February 10, 2004 and as amended, supplemented or otherwise modified from time to time, the "Agreement").

                                   WITNESSETH:

      WHEREAS, the Fund and PFPC wish to further amend the Agreement as of January 31, 2006;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:

      1. By amending the second sentence of Section 11 as follows:

            PFPC acknowledges that the Fund is entitled to any float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement, which float benefits and/or investment earnings will be paid to the Fund on a monthly basis.

      2. By  amending  Section 14 by  inserting  the  following  language  after
Section 14(s) and renumbering Section 14(t) as 14(u):

            (t) PFPC will provide such information as the Fund reasonably requests in order for the Fund to comply with its obligations pursuant to Rule 38a-1 under the 1940 Act.

      Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of January 31, 2006.

                                               PFPC INC.

                                               By: _____________________________

                                               Title: __________________________

                                               BLACKROCK FUNDS

                                               By: _____________________________

                                               Title: __________________________

                                February l, 2006

BLACKROCK FUND(SM)

      Re: Transfer Agency Services Fees

Dear Sir/Madam:

      This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Transfer Agency Agreement dated October 4, 1989 between BlackRock Fund(SM) ("you" or the "Fund") and PFPC, as amended or amended and restated from time to time (the "Agreement") for services provided on behalf of each of the Fund's investment portfolios (each a "Portfolio"). Pursuant to the Agreement, and in consideration of the services to be provided to each Portfolio, the Fund will pay PFPC certain fees and reimburse PFPC for its out-of-pocket and other expenses incurred on its behalf, as set forth below. This letter supercedes all previous fee agreements with respect to the fees set forth herein.

1)    Account Fee:

      Open Direct Account                      $16.50 per account per annum

      Open NSCC Level III Accounts             $ 5.00 per account per annum

      Closed Account:                          $ 1.50 per account per annum

      Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. A closed account is defined as having a zero balance for more than 15 days and no dividend payable. Closed accounts are purged annually after year-end tax reporting.

2)    Annual Base Institutional Fee:

      The annual base fee shall be $7,500 per Institutional cusip excluding BlackRock Service class shares. Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. This fee will be allocated based on net assets per cusip.

3)    IRA Custodian Fee:

      Active IRA Accounts:                     $15.00 per social security number
                                               per annum*

4)    Annual Retirement Plan Document Fees:

      IRA-Traditional (includes SEP)                        $500

      IRA - Roth                                            $500

      IRA- Simple                                           $500

      Coverdell ESA                                         $500

      Non-ERISA 403 (b) (7)                                 $750

      Money Purchase                                        $750

      Profit Sharing                                        $750

      EZ-k                                                  $750

6)    Transaction Charges:

      Purehase/Redemption/Transfer/
      Maintenance:                     $ 2.00 per transaction (Waived)
      Customer Service/Broker
        Phone Calls:                   $ 5.00 per call (Waived)
      New Account Opening:             $  .40 per account (electronic interface)
                                       (Waived)
                                       $ 5.00 per account (paper) (Waived)
      12b-1 calculation:               $  .25 per account (per annum)
      Checkwriting:                    $ 1.85 per account with check writing
                                       (per annum)
                                       $  .10 per check transaction
                                       (non-return of checks)
                                       $12.50 each - stop payments*
                                       $15.00 each - non-sufficient funds*
                                       $ 2.50 each-check copy*
      Wires (receipt/disbursement;     $ 7.50 per wire
      international/domestic)
      ACH Transaction:                 $  .20 per item
      Returned purchase check:         $20.00 each
      *May be paid by the
        shareholder.

7)    PFPC FundSERV/Networking
        Fees:

      PFPC Setup fee:                  $ 2,000.00 One-time Setup charge per fund
                                       family (PFPC and Fund acknowledge
                                       previously paid)

      PFPC Transaction fees:

      NSCC FundSERV                    $  .10 per transaction
                                       $  .15 per transaction, if the trade is
                                       confirmed the same day
      Commission Settlement:           No charge
      ACATS:                           No charge
      Mutual Fund Profile Service:     $10.00 per month per fund/class

      Note: NSCC will deduct its direct monthly fee on the 15th of each month from PFPC's cash settlement that day. PFPC will include these charges as an out-of-pocket expense on its next invoice.

8)    Anti-Money Laundering Fee:

      The anti-money laundering fee shall be $0.15 per open non-Network level III account per year, not to exceed $1,500 per month.

9)    Customer Identification Program (CIP)

      $2.25 per new customer verification. (Applicable to new non-network level III accounts only.) $0.24 per CIP result stored in the database per year. (Results are stored for a maximum of 5 years.)

10)   Training:

      $150 per hour, per resource

11)   Voice Response:

      (Average monthly call volume < 2,000)
      One Time Set-Up Fee:                      $10,000 plus
      Monthly Maintenance Fee:                  $1,000
      Per Minute Fee:                           $0.23
      Per Call Fee:                             $0.10
      (Average monthly call volume.> 2,000)
      One Time Set-Up Fee:                      $10,000 plus
      Monthly Maintenance Fee:                  $500
      Per Minute Fee:                           $0.23
      Per Call Fee:                             $0.10

12)   Cost Basis Accounting:

      One-time set-up charge:                   $50,000 plus
        Full Service:                           $0.15 per eligible account per
                                                month
        Network Level III Accounting:           $0.35 per eligible account per
                                                year

13)   DAZL(R) Fees: (if applicable)

      One-time set-up fee                       $5,000 (Waived)

      Monthly Maintenance Fee:                  $1,000

      DAZL(R) Base Transmission Fee/Record:

      Price records                             $0.015
      Other records                             $0.030
      (security, distribution, account master, transaction, position)

      DAZL(R) Direct/Interactive/Trust/401K/ICI/Mgt. Co. Level Fee/Record:

      Price records                             $0.01
      Other records                             $0.01
      (security, distribution, account master, transaction, position)

      Enhancement Fee:                          $175.00/hour

14) Electronic provision of monthly statement information from PFPC's OEP institutional transfer agency system ("OEP System"):

            $300.00 per month

15)   E-Presentment of Quarterly Statements:

      Implementation fee:        Waived
      PDF conversion:            1 million Images or less        $0.05 per Image
                                 1 million-3 million Images      $0.04 per Image
      PDF storage:                                               $0.01 per Image

16)   IMPRESSNet(R) Services -- Retail:

      One Time Set-Up Fee (PFPC and Fund acknowledge previously paid):

     ----------------------------------------------------------------------
             Number of Accounts
         (counted at implementation)                            Set-Up Fee
     ----------------------------------------------------------------------
      Less than 20,000 Accounts                                  $15,000
     ----------------------------------------------------------------------
      Between 20,001 and 50,000 Accounts                         $20,000
     ----------------------------------------------------------------------
      Between 50,001 and 100,000 Accounts                        $25,000
     ----------------------------------------------------------------------
      Between 100,001 and 500,000 Accounts                       $30,000
     ----------------------------------------------------------------------
      Between 500,001 and 1,000,000 Accounts                     $40,000
     ----------------------------------------------------------------------
      Over 1,000,000 Accounts                                    $50,000
     ----------------------------------------------------------------------

      Annual Recurring Fee - Starts in Year 1:

     ----------------------------------------------------------------------
                    Number of Accounts(1)                      Annual Fee
     ----------------------------------------------------------------------
      Less than 20,000 Accounts                                  $10,500
     ----------------------------------------------------------------------
      Between 20,001 and 50,000 Accounts                         $14,000
     ----------------------------------------------------------------------
      Between 50,001 and 100,000 Accounts                        $17,500
     ----------------------------------------------------------------------
      Between 100,001 and 500,000 Accounts                       $21,000
     ----------------------------------------------------------------------
      Between 500,001 and 1,000,000 Accounts                     $28,000
     ----------------------------------------------------------------------
      Over 1,000,000 Accounts                                    $35,000
     ----------------------------------------------------------------------

      Monthly Minimums:

     ---------------------------------------------------------------------------
                                                     Inquiry         Transaction
                   Number of Accounts                 Minimum          Minimum
     ---------------------------------------------------------------------------
     Less than 20,000 Accounts                        $1,200             $120
     ---------------------------------------------------------------------------
     Between 20,001 and 50,000 Accounts               $1,600             $160
     ---------------------------------------------------------------------------
     Between 50,001 and 100,000 Accounts              $2,000             $200
     ---------------------------------------------------------------------------
     Between 100,001 and 500,000 Accounts             $2,600             $260
     ---------------------------------------------------------------------------
     Between 500,001 and 1,000,000 Accounts           $3,200             $320
     ---------------------------------------------------------------------------
     Over 1,000,000 Accounts                          $4,000             $400
     ---------------------------------------------------------------------------

      Inquiry / Transaction / Account Maintenance/ New Account Set-Up Fees:

      The fee for an Account Inquiry is $0.10 per occurrence. For an Account Transaction, the fee is $0.50 per occurrence. The fee for Account Maintenance is $1.00 per occurrence. The fee for New

----------
(1) Counted at implementation and then at each subsequent anniversary date from the date of implementation. Annual fee will be adjusted each year (if adjustment is applicable).

      Account Set-Up is $1.50 per occurrence. These fees are tracked and billed monthly. A minimum monthly fee applies (as set forth above) for both inquiries and transactions.

      Volume Discount for Inquiries:

---------------------------------------------------------------------------
           (Over life of the Agreement)                Fee per Inquiry

                Number of Inquiries

      ------------------------------------------------------------------
      Less than 100,000 Inquiries                               $0.10
      ------------------------------------------------------------------
      Between 100,001 and 200,000 Inquiries                     $0.08
      ------------------------------------------------------------------
      Between 200,001 and 300,000 Inquiries                     $0.05
      ------------------------------------------------------------------
      Over 300,000 Inquiries                                    $0.03
      ------------------------------------------------------------------

      Other Fees:

      Customization Fee: $175 per hour - $225 per hour, depending upon technical resources needed

18) Data Repository and Analytic Suite - $120,000 per annum, 10,000 per month for up to 25 IDs $400 one time license fee (for IDs over 25) and $100 annual maintenance fee (for IDs over 25)

19)   Customer Management Suite License Fees:

      50 workstations @ $4,800 per workstation per annum

20)   COLD (Computer Output to Laser Disk) Storage:

      $10,000 on time license fee plus

      $.009 per page

21)   Disaster Recovery Services

      One Time Facility/Technology Set Up Fee $ 50,000

      Includes preparation of 18 workstations/call center seats, desktop PC's and provisioning of ACD and any related VRU configuration to enable the receipt and routing of BlackRock calls delivered to PFPC via toll-free allocation.

      Service Access Fee             $250/seat/month ($4,500/month for 18 seats)

      Includes provision of seats for agents equipped with an ACD set, fully operational desktop with BlackRock required applications, recorded lines, and typical office workstations supplies.

      Use of Seats/Workstations                         $3,200/event
      Disaster Recovery Testing                         $3,200/event
      Call Routing/Related Testing Changes              $250 per change

22)   Dedicated Team/Programming Charges

      1st FTE Resource (2000 hrs/yr) @ $125,000 per annum
      2nd FTE Resources (2000 hrs/yr) no charge
      3rd and 4th FTE Resources (2000 hrs/yr) @ $150,000 per FTE/per annum

      Additional programming required to be charged at a rate of $175-$225/hr depending upon technical requirements

23)   Advanced Output Solutions: (see the attached printmail schedule)

24) Miscellaneous Charges include, but are not limited to, charges for the following products and services as applicable: ad hoc reports, ad hoc SQL time, banking services, COLD storage, digital recording, training, microfiche/microfilm production, magnetic media tapes and freight, pre-printed stock (including business forms, certificates, envelopes, checks and stationary), consolidated statement charges, audio response charges, negotiated time and materials for development and programming costs and conversion and deconversion expenses (unless otherwise agreed).

25) Out-of-Pocket Expenses include, but are not limited to: telephone lines, postage, overnight delivery, mailgrams, hardware/phone lines for data transmissions and remote terminal(s), wire fees, ACH charges, exchange fee, record retention and storage, b/c notices, account transcripts, labels, user tapes, travel expenses, and expenses incurred at the direction of the Fund. Out-of-pocket expenses are billed as they are incurred.

26) Shareholder Expenses include, but are not limited to: IRA/Keogh processing, exchange fees between Portfolios, requests for account transcripts, returned checks, lost certificate bonding, overnight delivery as requested by the shareholder, and wire fee for disbursement if requested by the shareholder. Shareholder expenses are billed as they are incurred.

      Any fee, out-of-pocket expenses or shareholder expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC.

      The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.

      Each party hereto is represented by counsel, and no presumptions shall arise favoring any party by virtue of the authorship of any provision of this letter.

      If the foregoing accurately sets forth our agreement and you intend to be legally bound hereby, please execute a copy of this letter and return it to us.

                                                Very truly yours,

                                                PFPC INC.

                                                By: ____________________________

                                                Name: __________________________

                                                Title: _________________________

Agreed and Accepted:

BLACKROCK FUNDS(SM)

By: __________________________________

Name: ________________________________

Title: _______________________________

                                 BlackRock Funds

                            Advanced Output Solutions
                          Print/ Mail Pricing Schedule
                         Pricing as of February 1, 2006

A.    Daily/Monthly/Quarterly/Annual Statement Output

      DATA PROCESSING/PRINTING/INSERTING
      o  Simplex Periodic Statements                                    $0.105/Simplex Page
      o  Duplex Periodic Statements                                     $0.14/Duplex Page
      o  Dealer/Rep Pages                                               $0.050/Simplex Page
      o  12bl, Commission Check Processing                              $0.11/Simplex Page
      o  Redemption/Replacement/Dividend/SWP
         Check Processing                                               $0.11/Simplex Page
      o  Inserting Additional Inserts                                   $0.018/Insert
      o  Workorder Administration fee                                   $15.00 each
      o  Print Images                                                   $0.06 each

 B.   Shipping/Inventory

      o  Non-USPS courier support / package                             $4.50
      o  Inventory dumps / S.K.U.                                       $20.00
         Inventory receipts / S.K.U.                                    $20.00
      o  Inventory storage / location / month-per skid                  $20.00
      o  Disaster Recovery Storage monthly                              $15.00
      o  Courier Charge                                                 Cost
      o  Shipping Boxes                                                 $0.85 each
      o  Oversized Envelopes                                            $0.45 each
      o  Pressure Sensitive Labels                                      $0.20 each
      o  Affix Labels each                                              $0.10 ($125 min)
      o  Per Piece Pre-Sort Fee                                         $0.035

C.    Misc. Fees

      o  Manual pulls                                                   $3.50
      o  Special Projects Hourly Work                                   $30.00

D.    Special Mailings

      o  Workorder Administration fee                                   $15.00 Each
      o  Creation of Admark Tape                                        $115.00
      o  Household Accounts                                             $6.00/K
      o  ZIP+4 Data Enhancement                                         $0.008 ($50 min)
      o  Adhoc Programming                                              $100.00 per hour
      o  Data Manipulation                                              $70.00 per hour
      o  Admark Self Mailer                                             $0.03 ($75 min)
      o  Admark & Machine Insert #10 or 6x9 (includes 1 piece)          $0.050 ($75 min)
      o  Additional Machine Insert #10 or 6x6                           $0.02
      o  Admark & Machine Insert 9x12 (includes 1 piece)                $0.11 ($100 min)
      o  Additional Machine Insert 9x12                                 $0.05
      o  Admark Only #10, 6x9 or 9x12                                   $0.032 ($75 min)
      o  Admark & Hand Insert #10, 6x9 (includes 1 insert)              $0.06 ($75 min)
      o  Admark & Hand Insert 9x12 (includes 1 insert)                  $0.07 ($100 min)
      o  Hand Sort                                                      $0.025

      o  Print, Affix & Insert 1 piece Pressure Sensitive labels        $0.25 ($50 min)
      o  Print Labels only                                              $0.08
      o  Affix Labels only each per mailing                             $0.08 ($75 min)
      o  Additional inserts                                             $0.018/Insert
      o  Legal Drop per Mailing                                         $125.00
      o  Copy of 3602 or 3606 per Mailing                               $3.00 Each
      o  Tabbing
      o  1 Tab                                                          $8.00/K
      o  2 Tabs                                                         $12.00/K

F.    Year End Tax Form Output Processing

      o  Print/Process                                                  $0.25 Each
      o  Work Order Fee                                                 $15.00 Each
      o  Minimum Processing/Job                                         $75.00 Each
      o  Pulls                                                          $2.50 Each
      o  Presort Fee                                                    $0.035 Each
      o  Affidavit Charge                                               $3.50 Each
      o  Duplicate Tax Forms                                            $0.50 Each
      o  Intelligent Inserting                                          $0.045 Each
      o  Additional Machine Inserts                                     $0.018 Each
      o  Additional Hand Inserts                                        $0.06 Each

G.    Other Tax/Compliance Mailings

      o  Duplex Print                                                   $0.105 Per Page
      o  Simplex Print                                                  $0.085 Per Page
      o  Affidavit Charge                                               $3.50 Each
      o  Machine Insert                                                 $56.00/K
      o  Hand Insert                                                    $65.00/K
      o  Machine Folding                                                $18.00/K
      o  Custom Folding                                                 $0.12 Each
      o  Additional Machine Inserts                                     $0.018 Each
      o  Additional Hand Inserts                                        $0.06 Each
      o  Work Order Fee                                                 $15.00 Each
      o  Minimum Processing/Job                                         $75.00
      o  Pulls                                                          $3.50 Each
      o  Presort Fee                                                    $0.035 Each

E.       Digital Services

      o  PDF Conversion and Server Storage of images                    $0.0198 per image
      o  Original CD-ROM Charges                                        $225.00 per CD
      o  Duplicate CD-ROM Charge                                        $175.00 per CD
      o  E-Notification Event Fee (Stmts, AR, SAR, etc.)                $500.00 per event
      o  E-Mail Notifications                                           $0.10 per E-Mail
      o  Handling / Processing of Rejected E-Mails                      $5.00 per reject

                            TRANSFER AGENCY AGREEMENT

      THIS AGREEMENT is made as of this 10th day of September, 2004 by and between PFPC INC., a Massachusetts corporation ("PFPC"), and BLACKROCK BOND ALLOCATION TARGET SHARES, a Delaware business trust (the "Fund").

                                   WITNESSETH:

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services as more fully described herein.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. As Used in this Agreement:

(a)   "1933 Act" means the Securities Act of 1933, as amended.

(b)   "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund to give Oral Instructions or Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(d)   "CEA" means the Commodities Exchange Act, as amended.

(e) "Oral Instructions" means oral instructions addressed to PFPC and received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(f)   "SEC" means the Securities and Exchange Commission.

(g)   "Securities  Laws" means the 1933 Act,  the 1934 Act, the 1940 Act and the
      CEA.

(h) "Shares" means the shares of beneficial interest of any series or class of the Fund.

(i) "Written Instructions" means (i) written instructions signed by an Authorized Person (or a person reasonably believed by PFPC to be an Authorized Person) and addressed to and received by PFPC or (ii) trade instructions transmitted to and received by PFPC by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access. Written Instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. Compliance with Laws. In performing its duties as described herein, PFPC will
(i) act in a manner not inconsistent with the Fund's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (as presently in effect and as from time to time amended and supplemented) and resolutions of the Fund's Board of Trustees of which PFPC is informed by the Fund and (ii) will comply with all applicable requirements of the Securities Laws and of any other laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for compliance by the Fund or any other entity.

4. Instructions.

(a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b) PFPC shall be entitled to reasonably rely upon any Oral Instruction or Written Instruction it receives pursuant to this Agreement.

(c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

5. Right to Receive Advice.

(a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from or on behalf of the Fund.

(b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

(c) Conflicting Advice. In the event of a conflict between directions or advice or Oral

      Instructions or Written Instructions PFPC receives from or on behalf of the Fund, and the advice it receives from counsel pursuant to Section 5(b), PFPC may rely upon and follow the advice of counsel.

(d) Protection of PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reasonable reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund or from counsel pursuant to paragraph (b) of this Section 5 and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this Section 5 shall be construed so as to impose an obligation upon PFPC to seek such directions or advice or Oral Instructions or Written Instructions.

6. Books and Records. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. Such books and records shall, to the extent practicable, be maintained separately for each Portfolio of the Fund. The Fund, Authorized Persons and the Fund's authorized representatives shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an authorized representative of the Fund, at the Fund's expense.

7. Confidentiality.

(a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information") and neither party shall use the other party's Confidential

      Information for any purpose other than in connection with the performance of this Agreement. Confidential Information shall include:

      (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC;

      (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors;

      (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

      (iv)  anything designated as confidential.

(b) Notwithstanding the foregoing, information shall not be subject to the foregoing obligations set forth in this Section 7 if:

      (i) it was already known to the receiving party at the time it was obtained;

      (ii) it is or becomes publicly known or available through no wrongful act of the receiving party;

      (iii) it was  rightfully  received  from a third party who, to the best of
            the  receiving   party's   knowledge,   was  not  under  a  duty  of
            confidentiality;

      (iv) it is released by the protected party to a third party without restriction;

      (v) it is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);

      (i) release of such information by PFPC is necessary in connection with the provision of services under this Agreement;

      (ii) it is relevant to the defense of any claim or cause of action asserted against the receiving party; or

      (viii) it has been or is independently developed or obtained by the receiving party.

8. Cooperation with Accountants. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as reasonably required by the Fund from time to time.

9. PFPC System. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund. Notwithstanding the foregoing, the parties acknowledge that the Fund shall retain all ownership rights in Fund data which resides on the PFPC System.

10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11. Compensation. As compensation for services rendered by PFPC during the term of this

Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC. The Fund acknowledges that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

12. Indemnification.

      (a) The Fund agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act taken or omitted by or on behalf of PFPC in connection with the provision of services to the Fund, provided that in each case in which indemnification is sought PFPC has not acted contrary to the standard of care set forth in Section l3(a) of this Agreement. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability to the Fund or its shareholders (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or breach of this Agreement on its part in the performance of its duties under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or breach of this Agreement. The obligations of each Portfolio under this Section 12(a) shall be the several (and not joint or joint and several) obligation of each Portfolio.

      (b) PFPC agrees to indemnify, defend and hold harmless the Fund and its affiliates, including their respective officers, directors and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorney's fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly out of PFPC's willful misfeasance, bad faith, negligence or breach of this Agreement on its part in the performance of PFPC's duties under this Agreement.

      (c) The provisions of this Section 12 shall survive termination of this Agreement.

13. Responsibility of PFPC.

(a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall not be liable for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, negligence or breach of this Agreement on PFPC's part in the performance of its duties under this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be responsible or liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; (ii) PFPC shall be responsible (pursuant to the standard of care set forth in Section l3(a) of this Agreement) for the accuracy of files containing monthly statement information or other information (if any) that PFPC is required to produce and provide electronically to the Fund pursuant to this Agreement, but in no event shall PFPC be responsible or liable for the accuracy or inaccuracy of any subsequent indexing and presentation by any entity other than PFPC of such monthly statement information or other information or for any subsequent data integrity errors in such monthly statement information or other information; and (iii) subject to Section 13(a) of this Agreement, PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice or instrument believed by PFPC to be genuine.

(a) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

(b) The provisions of this Section 13 shall survive termination of this Agreement.

14. Description of Services.

(a)   Services Provided on an Ongoing Basis. If Applicable.

      (i)   Calculate l2b-1 payments;

      (ii)  Maintain shareholder registrations;

      (iii) Review new applications and correspond with shareholders to complete or correct information;

      (iv)  Direct payment processing of checks or wires;

      (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

      (vi)  Prepare and mail to shareholders confirmation of activity;

      (vii) Calculate front-end sales charges and deferred sales charges payable in connection with the purchase of Series A Investor Class Shares and Series B Investor Class Shares, respectively, and provide for the payment of all such sales charges to or on behalf of the Fund's distributor (unless otherwise instructed by the Fund or the Fund's distributor);

      (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

      (ix) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

      (x)   Provide periodic shareholder lists and statistics to the Fund;

      (xi)  Provide  detailed  data  for  underwriter/broker   confirmations  in
            accordance with such procedures as may be agreed between the Fund and PFPC;

      (xii) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

      (xiii) Perform other participating broker-dealer shareholder services as agreed upon from time to time;

      (xiv) Accept and post daily Share purchases and redemptions;

      (xv)  Accept, post and perform shareholder transfers and exchanges;

      (xvi) Upon reasonable request, furnish monthly reports of transactions in Fund Shares reflecting such information as agreed between the Fund and PFPC from time to time.

(b) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Portfolio's prospectus, once it receives:

      (i)   A purchase order in completed proper form;

      (ii)  Proper information to establish a shareholder account; and

      (iii) Confirmation of receipt or crediting of funds for such order to the Portfolio's custodian.

(c) Redemption of Shares. PFPC shall process requests to redeem Shares as follows:

      (i) All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Portfolio's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as PFPC reasonably may deem necessary.

      (ii) PFPC reserves the right to refuse to transfer or redeem Shares until it is reasonably satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the reasonable refusal, in good faith, to process transfers or redemptions which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

      (iii) When  Shares are  redeemed,  PFPC shall  deliver to the  Portfolio's custodian (the "Custodian") and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

      (iv) PFPC shall, upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures established from time to time between PFPC and the Fund.

      (v) When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.

      (vi) PFPC shall not process or effect any redemption requests with respect to Shares after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the applicable Portfolio.

(d) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall pay such dividends and distributions in cash. Such payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

(e)   Shareholder Account Services.

      (i) PFPC may arrange, in accordance with the Portfolio's prospectus and such procedures and controls as are mutually agreed upon from time to time among the Fund, PFPC and the Custodian for issuance of Shares obtained through:

                  Any pre-authorized check plan; and

            -- Direct purchases through broker wire orders, checks and applications.

      (ii) PFPC may arrange, in accordance with the Portfolio's prospectus and such procedures and controls as are mutually agreed upon from time to time among the Fund, PFPC and the Custodian for a shareholder's:

            -- Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

            -- Automatic redemption from an account where that shareholder participates in an automatic redemption plan; and/or

            -- Redemption of Shares from an account with a checkwriting privilege.

(f) Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

      (i) Name, address and United States Tax Identification or Social Security number;

      (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

      (iii) Historical information regarding the account of each shareholder, including: (a) information relating to dividends and distributions paid, (b) the date and price for all transactions relating to a shareholder's account, and (c) information necessary to calculate, in accordance with the Fund's registration statement, the appropriate contingent deferred sales charge ("CDSC") payable with respect to Series B Investor Class Shares;

      (iv) Any stop or restraining order placed against a shareholder's account;

      (v)   Any  correspondence   relating  to  the  current  maintenance  of  a
            shareholder's account;

      (vi)  Information with respect to withholdings; and

      (vii) Any   information   required  in  order  for  PFPC  to  perform  any
            calculations required by this Agreement.

      With respect to shareholder accounts maintained on the OEP System, PFPC shall maintain sub-accounts for each shareholder requesting such services in connection with Shares held by such shareholder in separate accounts on the OEP System. Each such sub-account shall contain the same information as that described above for accounts.

(g) Shareholder Inspection of Stock Records. PFPC will, upon request from a Portfolio shareholder to inspect stock records, notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to Fund instructions, the Fund agrees to and does hereby release PFPC from any liability for reasonable refusal of permission for a particular shareholder to inspect the Fund's stock records.

(h) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(i) Lost Shareholders. The following lost shareholder services shall not apply with respect to NSCC networked accounts. PFPC shall perform such services as are required in order to comply with rule 17Ad-17 of the 1934 Act (the "Lost Securityholder Rule"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

            (i)   documentation of search policies and procedures;

            (ii)  execution of required searches;

            (iii) tracking  results and  maintaining  data  sufficient to comply with the Lost Securityholder Rule; and

            (iv) preparation and submission of data required under the Lost Securityholder Rule. Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(j) Proxy Advantage. The Fund hereby engages PFPC as its exclusive proxy solicitation service provider with respect to those items and for such fees as agreed to from time to time in writing by the Fund and PFPC. If so agreed from time to time in writing by the

            Fund and PFPC, such services may include mailing proxy statements and proxy cards to shareholders.

(k) IMPRESSNet(R) Services. PFPC shall provide to the Fund the services specified in Exhibit B attached hereto and made a part hereof, subject to and in accordance with the terms set forth in such Exhibit B, as such Exhibit B may be amended from time to time.

(1) Anti-Money Laundering. The following anti-money laundering services do not apply with respect to NSCC networked accounts. PFPC shall perform reasonable actions necessary for the Fund to be in compliance with United States federal anti-money laundering ("AML") laws applicable to investor activity, including the Bank Secrecy Act and the USA PATRIOT Act of 2001. In this regard, PFPC shall: (A) establish and implement written policies, procedures and internal controls reasonably designed to prevent the Fund from being used to launder money or finance terrorist activities; (B) provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established AML policies and procedures; (C) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC's AML program; and (D) provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. PFPC shall provide to the Fund: (X) a copy of PFPC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement); (Y) at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (Z) a summary of the AML training provided for appropriate PFPC personnel. PFPC agrees to permit inspections relating to PFPC's AML program by United States federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to PFPC's AML program as such examiners shall reasonably request.

(m) Regulatory Requests. PFPC will provide information and documentation relating to the Fund or other assistance relating to such information and documentation as the Fund may reasonably request to help the Fund respond to any government or regulatory request, including but not limited to a subpoena or request for information, provided, however, that if responding to such a request would cause an undue burden on PFPC or would cause PFPC to bear undue expense, PFPC at its option may decline such request or shall be entitled to such fees or reimbursement of expenses as agreed to by the Fund and PFPC.

(n) Fund Information Requests. PFPC will provide such information relating to the Fund as the Fund may reasonably request in connection with the services provided by PFPC to the Fund pursuant to this Agreement, provided, however, that if responding to such a request would cause an undue burden on PFPC or would cause PFPC to bear undue expense, PFPC at its option may decline such request or shall be entitled to such fees or reimbursement of expenses as agreed to by the Fund and PFPC.

(o) Other Services. PFPC will provide such additional services to the Fund pursuant to this Agreement as shall be agreed in writing between the Fund and PFPC from time to time.

15. Duration and Termination. This Agreement shall continue in effect for a term of three years commencing as of the date hereof, and at the end of such three-year period shall automatically continue for successive one-year terms, provided, that the Fund's Board of Trustees ("Board") shall review this Agreement from time to time and at least annually in reference to the terms and conditions specifically set forth below in clauses (a)(i) to (a)(iii) of this
Section 15. Notwithstanding the above, this Agreement may be terminated:

      (a) during the first three years, without the payment of any penalty for such termination:

            (i) by the Fund, on ninety (90) days prior written notice, as may be required by and consistent with the Board's fiduciary obligations under the 1940 Act in connection with any annual review; however, in connection with such review of this Agreement by the Board, the Board acknowledges the fees to be received by PFPC hereunder are fair and reasonable for a three-year term; or

            (ii) by the Fund, on sixty (60) days prior written notice, if PFPC is in material breach of this Agreement and PFPC has not remedied such breach within such sixty (60) day period; or

            (iii) by the Fund, on sixty (60) days prior written notice, if PFPC:

                  (1) enters into a transaction that would result in a change of control of greater than 50% of the beneficial ownership of the shares of beneficial interest of PFPC, other than any such change of control where the Board determines the successor entity has similar financial standing and ability to provide services hereunder as PFPC; or

                  (2) files a petition for bankruptcy, or another comparable filing by PFPC has occurred; or

                  (3)   has a materially impaired financial condition; or

                  (4) has a significant regulatory problem or is the subject of a significant regulatory investigation; and

                        in the case of subsections (1) through (4) above, the Board determines in the exercise of its fiduciary obligations under the 1940 Act that such event materially impairs PFPC's ability to perform its duties under this Agreement; or

            (iv) by PFPC, on one hundred fifty (150) days prior written notice, if the Fund is in material breach of the Agreement; and

      (b) at any time after the first three years, without the payment of any penalty, on ninety (90) days prior written notice by the Fund or on one hundred fifty (150) days prior written notice by PFPC.

      In the event of termination  by the Fund pursuant to Sections  15(a)(i) or
      (b) or by PFPC after a material breach of this Agreement by the Fund, all expenses (which shall not be deemed a penalty) associated with movement (or duplication) of records and materials, deconversion and conversion to a successor transfer agent or other service provider incurred by PFPC, will be borne by the Fund.

      During the first three years commencing as of the date hereof, BlackRock Advisors, Inc.

      will not recommend termination of this Agreement provided such action or inaction by BlackRock Advisors, Inc. is not contrary to its fiduciary obligations to the Fund.

16. Notices. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Fund, at BlackRock Bond Allocation Target Shares, 40 East 52nd Street, New York, New York 10022, Attention: Robert Connolly, Esq. or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

18. Assignment. PFPC may assign this Agreement to any affiliate of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC obtains the Fund's prior written consent to such assignment.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

21. Registration as a Transfer Agent. PFPC represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. PFPC agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should PFPC fail to be registered with the appropriate Federal agency as a transfer agent at any time during this Agreement, the Fund may, on written notice to PFPC, immediately terminate this Agreement as to any or all Portfolios of the Fund.

22. Miscellaneous.

(a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement or otherwise to the contrary, the Fund agrees that no modifications to its registration statement and no policies which it may adopt or resolutions which the Board may adopt will affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d) Information. The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Fund.

(e) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(f) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
      Nothwithstanding the foregoing sentence, if any provision of this Agreement relating directly or indirectly to the term of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the parties shall immediately negotiate in good faith in order to agree upon a new provision which is either (i) economically equivalent to the invalid provision or (ii) acceptable to the party adversely affected by the invalidity of the prior provision.

(g) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(a) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(b) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(c) Privacy. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

(d) Customer Identification Program Notice. To help the United States government fight the funding of terrorism and money laundering activities, United States federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(h) Liability of Trustees, etc. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 5.1 of Article V of the Amended and Restated Agreement and Declaration of Trust of the Fund, this Agreement is executed by the Trustees and/or officers of the Fund, not individually but as such Trustees and/or officers of the Fund, and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders individually, but bind only the estate of the Fund.

23. Customer Identification Program Services.

(a) To help the Fund comply with its Customer Identification Program (which the Fund is required to have under regulations issued under Section 326 of the USA PATRIOT Act) PFPC will do the following:

      (a) Implement procedures under which new accounts in the Portfolios are not established unless PFPC has obtained the name, date of birth (for natural persons only), address and taxpayer identification number (for United States persons) or taxpayer identification number, passport number and country of issuance, alien identification card number and country of issuance or any other government-issued document evidencing nationality or residence
            (collectively, the "Data Elements") for each corresponding "Customer" (as defined in 31 CFR 103.131).

      (i) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods of verification may consist of non-documentary methods (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PFPC personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

      (ii)  Record  the  Data   Elements  and  maintain   records   relating  to
            verification of new Customers consistent with 31 CFR 103.131(b)(3).

      (iii) Determine whether any Customer's name appears on a list of known or suspected terrorists or terrorist organizations designated by the Department of the Treasury, if any, consistent with 31 CFR 103.131(b)(4).

      (iv) Regularly report to the Fund about measures taken under (i)-(iv) above.

      (v) If PFPC provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.131(b)(5), about the Fund's Customer Identification Program.

      (vi) Annually, or upon the Fund's reasonable request, certify that PFPC continues to implement its duties set forth under this Section 23(a).

(b) Notwithstanding anything in this Agreement or otherwise to the contrary, and without expanding the scope of the express language set forth above in
      Section 23(a), PFPC need not collect the Data Elements for (or verify) prospective customers (or accounts) beyond the requirements of relevant customer identification program regulations (for example, PFPC will not verify customers opening accounts through NSCC) and PFPC need not perform any task that need not be performed for the Fund to be in compliance with relevant customer identification program regulations.

(a) Notwithstanding anything in this Agreement or otherwise to the contrary, PFPC need not perform any of the steps described above in this Section 23 with respect to persons purchasing Shares via exchange privileges.

(c) The Fund shall provide PFPC with the Fund's Anti-Money Laundering Policy adopted by the Fund's Board of Trustees on September 10, 2004 (as well as any supplements or amendments thereto) and the Fund's Customer Identification Program adopted by the Fund's Board of Trustees on September 10, 2004 (as well as any supplements or amendments thereto).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of September 10, 2004.

                                         PFPC INC.

                                         By: ___________________________________

                                         Title: ________________________________

                                         BLACKROCK BOND ALLOCATION TARGET SHARES

                                         By: /s/ Paul L. Audet
                                             -----------------------------------

                                         Title: Treasurer
                                                --------------------------------

By executing this joinder to this Agreement, BlackRock Advisors, Inc. hereby agrees to be bound by all of the terms, provisions, covenants and obligations set forth in Section 15 of this Agreement.

                                         BLACKROCK ADVISORS, INC.

                                         By: /s/ Paul L. Audet
                                             -----------------------------------

                                         Title: Director
                                                --------------------------------

                                    EXHIBIT A

      THIS EXHIBIT A, dated as of September 30, 2004, is Exhibit A to that certain Transfer Agency Agreement dated of even date between PFPC Inc. and BlackRock Bond Allocation Target Shares.

                                   PORTFOLIOS

Series S Portfolio
Series C Portfolio
Series M Portfolio
Series P Portfolio
Series I Portfolio

                                    EXHIBIT B

                             IMPRESSNet(R) SERVICES

1. Definitions. Any term not herein defined in this Exhibit B shall have the meaning given such term in the Agreement. The following definitions shall apply to this Exhibit B:

      (a) "End-User" means any user authorized by the Fund to access the PFPC System via IMPRESSNet(R).

      (b) "Fund Web Site" means the collection of electronic documents, electronic files and pages residing on any computer system(s) maintained on behalf of the Fund, connected to the Internet and accessible by hypertext link through the World Wide Web to and from IMPRESSNet(R)

      (c) "IMPRESSNet(R) Services" means the services identified in Section 2 hereof to be provided by PFPC utilizing the Fund Web Site, the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers which have been certified by ICSA or a nationally-recognized audit firm (including but not limited to firewalls and encryption), whereby Inquires may be performed by accessing IMPRESSNet(R) via hypertext link from the Fund Web Site.

      (d) "Inquiry" means any access to the PFPC System via IMPRESSNet(R) initiated by an End-User which is not a Transaction.

      (e) "InterNet(R) means the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

      (f) "IMPRESSNet(R)" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Fund Web Site through the World Wide Web, where the Inquiry data fields and related screens provided by PFPC may be viewed.

      (g) "Shareholder" means the record owner or authorized agent of the record owner of shares of the Fund.

      2. PFPC Responsibilities. Subject to the provisions of this Exhibit B, PFPC shall provide or perform, or shall retain other persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

      (a) provide all computers, telecommunications equipment, encryption technology and other materials and services reasonably necessary to develop and maintain IMPRESSNet(R) to permit persons to be able to view information about the Fund and to permit End-Users with appropriate identification and access codes to perform Inquiries;

      (b) process the set up of personal identification numbers ("PIN"), as described in the IMPRESSNet(R) Product Guide provided to the Fund, which shall include verification of initial identification numbers issued, reset and activation of personalized PIN's and reissue of new PIN's in connection with lost PIN's;

      (e) provide installation services which shall include, review and approval of the Fund's network requirements, recommending method of establishing (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between IMPRESSNet(R) and the Fund Web Site and testing the network connectivity and performance;

      (f) establish systems to guide, assist and permit End-Users who access IMPRESSNet(R) from the Fund Web Site to electronically perform Inquires;

      (g) deliver to the Fund one (1) copy of the PFPC IMPRESSNet(R) Product Guide, as well as all updates thereto on a timely basis;

      (h) deliver a monthly billing report to the Fund, which shall include a report of Inquiries;

      (i) provide a form of encryption that is generally available to the public in the United States for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of IMPRESSNet(R);

      (j) exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Fund to PFPC in writing from time to time, and all "point and click" features of IMPRESSNet(R) relating to Shareholder acknowledgment and acceptance of such disclaimers and notifications;

      (k) provide periodic site visitation (hit reports) and other information regarding End-User activity under this Exhibit B as agreed by PFPC and the Fund from time to time;

      (1) monitor the  telephone  lines  involved  in  providing  IMPRESSNet(R)R
Services  and  inform  the  Fund  promptly  of  any   malfunctions   or  service
interruptions;

      (m) periodically scan PFPC's Internet interfaces and IMPRESSNet(R) for viruses and promptly remove any such viruses located thereon; and

      (n) maintenance and support of IMPRESSNet(R), which includes providing error corrections, minor enhancements and interim upgrades to IMPRESSNet(R) which are made generally available to IMPRESSNet(R) customers and providing help desk support to provide assistance to Fund employees with the Fund's use of IMPRESSNet(R); maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to IMPRESSNet(R) clients, as determined solely by PFPC; or
(ii) maintenance of customized features.

Notwithstanding anything in this Exhibit B or the Agreement to the contrary, the Fund recognizes and acknowledges that (i) a logon I.D. and PIN are required by End-Users to access PFPC's IMPRESSNet(R); (ii) End-User's Web Browser and ISP must support Secure Socket Layer (SSL) encryption technology; and (iii) PFPC will not provide any software for access to the Internet; software must be acquired from a third-party vendor.

3. Fund Responsibilities. Subject to the provisions of this Exhibit B and the Agreement, the Fund shall at its expense (unless otherwise provided herein):

      (a)  provide,   or  retain  other  persons  to  provide,   all  computers,
telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to IMPRESSNet(R);

      (b) promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes to the IMPRESSNet(R) Services;

      (c) work with PFPC to develop Internet marketing materials for End-Users and forward a copy of appropriate marketing materials to PFPC;

      (d) revise and update the applicable prospectus(es) and other pertinent materials, such as user agreements with End-Users, to include the appropriate consents, notices and disclosures for IMPRESSNet(R) Services, including disclaimers and information reasonably requested by PFPC;

      (e) maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to the Fund in writing from time to time, and all "point and click" features of the Fund Web Site relating to acknowledgment and acceptance of such disclaimers and notifications; and

      (f) design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to IMPRESSNet(R) and the various Inquiry and Transaction web pages and otherwise make the Fund Web Site available to End-Users.

4. Standards of Care for Internet Services.

      (a) Notwithstanding anything in the Agreement or this Exhibit B to the contrary (other than as set forth in the immediately succeeding sentence) with respect to the provision of services set forth in this Exhibit B (i) PFPC shall be liable only for its own willful misfeasance, bad faith, negligence or reckless disregard in the provision of such services and (ii) the Fund shall indemnify, defend and hold harmless PFPC and its affiliates (including their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) incurred by such indemnified parties with respect to such services except for those for which PFPC is liable under sub-clause (i) of this sentence. For clarity, the provisions of the immediately preceding sentence shall not limit Sections 13(b) or 13(c) of the Agreement or Section 7(c) of this Exhibit B. The provisions of this Section 4(a) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

      (b) Notwithstanding anything to the contrary contained in the Agreement or this Exhibit B, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via IMPRESSNet(R) Services or the consummation of any Inquiry or Transaction request not actually received by PFPC. The Fund shall advise End-Users to promptly notify the Fund or PFPC of any errors or inaccuracies in Shareholder data or information transmitted via IMPRESSNet(R) Services.

5. Proprietary Rights.

      (a) Each of the parties acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other under this Exhibit B. Any software, interfaces or other programs a party provides to the other under this Exhibit B shall be used by such receiving party only during the term of this Exhibit B and only in accordance with the provisions of this Exhibit B and the Agreement. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with federal copyright law or with the other party's consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

      (b) The Fund Web Site and IMPRESSNet(R) may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party's web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, nontransferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel," "trade dress" or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the duration of this Exhibit B. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any United States patent, United States copyright or other United States proprietary right of a third party.

      (c) Each of the parties hereto agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party's breach or threatened breach of its obligations under Sections 5(a) or 5(b) of this Exhibit B and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either party breaches or threatens to breach the obligations set forth in Sections 5(a) or 5(b) of this Exhibit B, in addition to and not in lieu of any legal or other remedies a party may pursue hereunder or under applicable law, each party hereto hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a party's ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief. The provisions of this Section 5(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

6. Representation and Warranty. Neither party shall knowingly insert into any interface, other software, or other program provided by such party to the other hereunder, or accessible on IMPRESSNet(R) or the Fund Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to, cost of media, shipping, deliveries and installation shall be borne by such party.

7. Liability Limitations; Indemnification.

      (a) The Internet. Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet. Each party agrees the other shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the IMPRESSNet(R) Services and shall not be liable in any respect for the selection of any such third party, unless such party selected the third party in bad faith or in a negligent manner.

      (b) PFPC's Explicit Disclaimer of Certain Warranties. EXCEPT AS SPECIFICALLY PROVIDED IN SECTIONS 2 AND 4 OF THIS EXHIBIT B, ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS EXHIBIT B ARE PROVIDED "AS-1S" ON AN "AS-AVAILABLE" BASIS, AND PFPC HEREBY SPECIFICALLY` DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

      (c) Cross-Indemnity. Each party hereto agrees to indemnify, defend and hold harmless the other party and its affiliates (and their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fee and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) ("Liabilities") arising in connection with any claims that any IMPRESSNet(R) Services or related work product infringes any proprietary or other rights or any infringement claim against any of such persons based on the party's intellectual property licensed to the other party hereunder (provided the other party has used such intellectual property in conformity with the product guidelines), except to the extent such Liabilities result directly from the negligence or knowing or willful misconduct of the other party or its related indemnified parties. The provisions of this Section 7(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

8. Miscellaneous.

      (a) Independent Contractor. The parties hereto are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them and none of them shall have the power or authority to bind or obligate the other in any manner not expressly set forth herein. Any contributions to IMPRESSNet(R) by the Fund and any contributions to the Fund Web Site by PFPC shall be works for hire pursuant to Section 101 of the Copyright Act.

      (b) Conflict with Agreement. In the event of a conflict between specific terms of this Exhibit B and the Agreement, this Exhibit B shall control as to IMPRESSNet(R) Services.

                               September 10, 2004

BLACKROCK BOND ALLOCATION TARGET SHARES

   Re: Transfer Agency Services Fees

Dear Sir/Madam:

      This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Transfer Agency Agreement dated September 10, 2004 between BlackRock Bond Allocation Target Shares ("you" or the "Fund") and PFPC, as amended or amended and restated from time to time (the "Agreement") for services provided on behalf of each of the Fund's investment portfolios (each a "Portfolio"). Pursuant to the Agreement, and in consideration of the services to be provided to each Portfolio, the Fund will pay PFPC certain fees and reimburse PFPC for its out-of-pocket and other expenses incurred on its behalf, as set forth below. This letter supercedes all previous fee agreements with respect to the fees set forth herein.

1)    Account Fee:

      Open Direct Account                  $15.00 per account per annum
      Open NSCC NT Level III Accounts      $10.00 per account per annum
      Closed Account:                      $ 2.50 per account per annum

      Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. A closed account is defined as having a zero balance with no dividend payable. Closed accounts are purged annually after year-end tax reporting.

2)    Annual Base Fee:

      The annual base fee shall be $15,000.00 per cusip and shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee.

3)    Transaction Charges (Applies to all non-NT Level III Accounts):

      Manual Transaction:               $ 2.00 per transaction
      Telephone Calls:                  $ 2.50 per minute
      New Account Opening:              $ 5.00 per account

4)    PFPCFundSERV/Networking Fees:

      PFPC Setup fee:                   $ 2,000.00  One-time  Setup  charge  per
                                        fund family (PFPC and Fund acknowledge previously paid)

      PFPC Transaction fees:

      NSCC FundSERV                     $  .10 per transaction
                                        $  .15 per  transaction, if the trade is
                                        confirmed the same day
      Commission Settlement:            No charge
      ACATS:                            No charge
      Mutual Fund Profile Service:      $10.00 per month per fund/class

      Note: NSCC will deduct its direct monthly fee on the 15th of each month from PFPC's cash settlement that day. PFPC will include these charges as an out-of-pocket expense on its next invoice.

(5)   Anti-Money Laundering /Customer Identification Program (CIP)

      $.35 per direct account

6)    Training:

      $2,500.00 per year/per cusip

7) Miscellaneous Charges include, but are not limited to, charges for the following products and services as applicable: ad hoc reports, ad hoc SQL time, banking services, COLD storage, digital recording, training, microfiche/microfilm production, magnetic media tapes and freight, pre-printed stock (including business forms, certificates, envelopes, checks and stationary), consolidated statement charges, audio response charges, negotiated time and materials for development and programming costs and conversion and deconversion expenses (unless otherwise agreed).

8) Out-of-Pocket Expenses include, but are not limited to: telephone lines, postage, overnight delivery, mailgrams, hardware/phone lines for data transmissions and remote terminal(s), wire fees, ACH charges, exchange fee, record retention and storage, b/c notices, account transcripts, labels, user tapes, travel expenses, and expenses incurred at the direction of the Fund. Out-of-pocket expenses are billed as they are incurred.

9) Shareholder Expenses include, but are not limited to: IRA/Keogh processing, exchange fees between Portfolios, requests for account transcripts, returned checks, lost certificate bonding, overnight delivery as requested by the shareholder, and wire fee for disbursement if requested by the shareholder. Shareholder expenses are billed as they are incurred.

      Any fee, out-of-pocket expenses or shareholder expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC.

      The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.

      Each party hereto is represented by counsel, and no presumptions shall arise favoring any party by virtue of the authorship of any provision of this letter.

      If the foregoing accurately sets forth our agreement and you intend to be legally bound hereby, please execute a copy of this letter and return it to us.

                                         Very truly yours,

                                         PFPC INC.

                                         By: ___________________________________

                                         Name: _________________________________

                                         Title: ________________________________

Agreed and Accepted:

BLACKROCK BOND ALLOCATION TARGET SHARES

By: Paul L. Audet
    ---------------------

Name: Paul L. Audet
      -------------------

Title: Treasurer
      -------------------

      AMENDMENT NO. 1 TO THE AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

      BlackRock Funds, a Massachusetts business trust (the "Fund") and PFPC Inc., a Massachusetts corporation (formerly known as Provident Financial Processing Corporation, "PFPC"), are parties to the Transfer Agency Agreement between the Fund and PFPC dated October 4, 1989 (as amended and restated as of February 10, 2004 and as amended, supplemented or otherwise modified from time to time, the "Agreement").

                              W I T N E S S E T H:

      WHEREAS, the Fund and PFPC wish to further amend the Agreement as of January 31, 2006;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to amend the Agreement as follows:

      1. By deleting the language of Section 11 in its entirety and inserting the following:

        11. Compensation.

            (a) As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC.

            (b) PFPC shall establish certain cash management accounts ("Service Accounts") required to provide services under this Agreement. The Fund acknowledges (i) PFPC may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited, investment accounts maintained at an affiliate or client of PFPC;
      (ii) balance credits earned with respect to the amounts in such Service Accounts ("Balance Credits") will be used to offset the banking service fees imposed by the cash management service provider (the "Banking Service Fees"); (iii) PFPC shall retain any excess Balance Credits for its own use; (iv) Balance Credits will be calculated and applied toward the Fund's Banking Service Fees regardless of the Service Account balance sweep described in Section 11(b)(i).

            (c) PFPC may use the services of third-party vendors in connection with the issuance of redemption and distribution checks and may receive benefits obtained from any arrangements with such vendors, including any commission or return on float paid to it by any such vendors, provided however, PFPC shall on a monthly basis pay to the Fund an amount equal to 90% of the redemption and distribution check balances held by such vendors multiplied by the current Treasury Bill Rate less thirty basis points (i.e., 90% of balances x (T-Bill - 30 basis pts.)).

      2. By  amending  Section 14 by  inserting  the  following  language  after
Section 14(s) and renumbering Section 14(t) as 14(u):

            (t) In connection with the Fund's obligations under Rule 38a-1 of the 1940 Act, PFPC shall (i) provide, via internet access, PFPC's policies and procedures related to the services that PFPC is required to perform pursuant to this Agreement and summaries thereof, (ii) provide e-mail notification of updates to such policies and procedures, and (iii) upon request provide quarterly certifications with respect to such policies and procedures.

      Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of January 31, 2006.

                                                 PFPC INC.

                                                 By:    /s/ Michael DeNofrio
                                                     ---------------------------

                                                        Executive Vice President
                                                 Title: Senior Managing Director
                                                        ------------------------

                                                 BLACKROCK FUNDS

                                                 By:    /s/ Harry Gabbay
                                                     ---------------------------

                                                 Title: President
                                                        ------------------------

                                October 31, 2006

THE BLACKROCK FUNDS
Listed on Schedule A

   Re: Transfer Agency Services Fees

Dear Sir/Madam:

      This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Transfer Agency Agreement dated October 4, 1989 between the Funds (as defined on Schedule A attached hereto) ("you" or the "Fund") and PFPC, as amended or amended and restated from time to time (the "Agreement") for services provided on behalf of each of the Fund's investment portfolios (each a "Portfolio")(the "Fee Letter"). Pursuant to the Agreement, and in consideration of the services to be provided to each Portfolio, the Fund will pay PFPC certain fees and reimburse PFPC for its out-of-pocket and other expenses incurred on its behalf, as set forth below. This Fee Letter is effective as of October 1, 2006. This Fee Letter supersedes all previous fee agreements between PFPC and the Funds with respect to the fees set forth herein under the Agreement.

1)    Account Fee:

      Open Direct Account                  $ 16.00 per account per annum
      Open NSCC Level III Accounts         $ 4.00 per account per annum
      Closed Account:                      $ 1.50 per account per annum

      Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. A closed account is defined as having a zero balance for more than 15 days and no dividend payable. Closed accounts are purged annually after year-end tax reporting.

2)    Annual Base Institutional Fee:

      The annual base fee shall be $ 5,750 per Institutional CUSIP excluding BlackRock and Service class shares. Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. This fee will be allocated based on net assets per CUSIP.

3)    Variable Series and Series Funds Fee:

      The annual base bee shall be $5,000 per Variable Series Portfolio. Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee.

4)    IRA Custodian Fee:

      Active IRA Accounts:          $15.00 per social security number per annum*

5)    Annual Retirement Plan Document Fees:

      IRA-Traditional (includes SEP)               $500
      IRA - Roth                                   $500
      IRA - Simple                                 $500
      Coverdell ESA                                $500

      Non-ERISA 403 (b) (7)                        $750
      Money Purchase                               $750
      Profit Sharing                               $750
      EZ-k                                         $750

6)    Transaction Charges:

      Purchase/Redemption/Transfer/
      Maintenance:                              $ 2.00 per transaction (Waived)
      Customer Service/Broker Phone Calls:      $ 5.00 per call (Waived)
      New Account Opening:                      $  .40  per  account (electronic
                                                interface) (Waived)
                                                $ 5.00   per   account   (paper)
                                                (Waived)
      12b-1 calculation:                        $  .25 per account  (per  annum)
                                                (Waived)
      Checkwriting:                             $ 1.85 per  account  with  check
                                                writing (per annum)
                                                $  .10  per  check   transaction
                                                (non-return of checks)
                                                $12.50 each - stop payments*
                                                $15.00  each  -   non-sufficient
                                                funds*
                                                $ 2.50 each - check copy*
      Wires (receipt/disbursement;              $ 7.50 per wire*
      international/domestic)
      ACH Transaction:                          $  .20 per item
      Returned purchase check:                  $20.00 each*

      *May be paid by the shareholder.

7)    PFPC FundSERV/Networking Fees:

      PFPC Setup fee:                           $ 2,000.00 One-time Setup charge
                                                per fund  family  (PFPC and Fund
                                                acknowledge  these  amounts have
                                                been paid)

      PFPC Transaction fees:

      NSCC FundSERV                             $  .10 per transaction
                                                $  .15  per transaction,  if the
                                                trade is confirmed the same day
      Commission Settlement:                    No charge
      ACATS:                                    No charge
      Mutual Fund Profile Service:              $10.00 per month per fund/class

      Note: NSCC will deduct its direct monthly fee on the 15th of each month from PFPC's cash settlement that day. PFPC will include these charges as an out-of-pocket expense on its next invoice.

8)    Anti-Money Laundering Fee:

      The anti-money laundering fee shall be $0.15 per open non-network level III account per year, not to exceed $1,500 per month.

9)    Customer Identification Program (CIP)

      $2.25 per new customer verification. (Applicable to new non-network level III accounts only.) $0.24 per CIP result stored in the database per year. (Results are stored for a maximum of 5 years.)

10)   Training:

      $150 per hour, per resource

11)   Voice Response:

      (Average monthly call volume < 2,000)
      One Time Set-Up Fee:                       $10,000
      Monthly Maintenance Fee:                   $1,000
      Per Minute Fee:                            $0.23
      Per Call Fee:                              $0.10

      (Average monthly call volume > 2,000)
      One Time Set-Up Fee:                       $10,000
      Monthly Maintenance Fee:                   $500
      Per Minute Fee:                            $0.23
      Per Call Fee:                              $0.10

12)   Cost Basis Accounting:

      One-time set-up charge:              $50,000
          Full Service:                    $0.15 per eligible account per month
          Network Level III Accounting:    $0.35 per eligible account per year

13) DAZL(R) Fees: (if applicable)

      One-time set-up fee                  $5,000 (Waived)

      Monthly Maintenance Fee:             $1,000

      DAZL(R) Base Transmission Fee/Record:

      Price records                        $0.015
      Other records                        $0.030
      (security, distribution, account master, transaction, position)

      DAZL(R)Direct/Interactive/Trust/401K/ICI/Mgt. Co. Level Fee/Record:

      Price records                        $0.01
      Other records                        $0.01
      (security, distribution, account master, transaction, position)

      Enhancement Fee:                     $175.00/hour

      The aggregate Fees are not to exceed $20,833.33 per month.

14) Electronic provision of monthly statement information from PFPC's OEP institutional transfer agency system ("OEP System"):

            $300.00 per month

15)   E-Presentment of Quarterly Statements:

      Implementation fee:      Waived
      PDF conversion:          1 million Images or less        $0.05 per Image
                               1 million-3 million Images      $0.04 per Image
      PDF storage:                                             $0.01 per Image

16)   NextGen(R) Services - Retail

      One Time Set-Up Fee (PFPC and Fund acknowledge that these amounts have been paid)

--------------------------------------------------------------------------------
               Number of Accounts
           counted at implementation)                      Set-Up Fee
--------------------------------------------------------------------------------
      Less than 20,000 Accounts                             $15,000
--------------------------------------------------------------------------------
      Between 20,001 and 50,000 Accounts                    $20,000
--------------------------------------------------------------------------------
      Between 50,001 and 100,000 Accounts                   $25,000
--------------------------------------------------------------------------------
      Between 100,001 and 500,000 Accounts                  $30,000
--------------------------------------------------------------------------------
      Between 500,001 and 1,000,000 Accounts                $40,000
--------------------------------------------------------------------------------
      Over 1,000,000 Accounts                               $50,000
--------------------------------------------------------------------------------

      Annual Recurring Fee - Starts in Year 1:

--------------------------------------------------------------------------------
               Number of Accounts(1)                      Annual Fee
--------------------------------------------------------------------------------
      Less than 20,000 Accounts                             $10,500
--------------------------------------------------------------------------------
      Between 20,001 and 50,000 Accounts                    $14,000
--------------------------------------------------------------------------------
      Between 50,001 and 100,000 Accounts                   $17,500
--------------------------------------------------------------------------------
      Between 100,001 and 500,000 Accounts                  $21,000
--------------------------------------------------------------------------------
      Between 500,001 and 1,000,000 Accounts                $28,000
--------------------------------------------------------------------------------
      Over 1,000,000 Accounts                               $35,000
--------------------------------------------------------------------------------

      Monthly Minimums:

--------------------------------------------------------------------------------
                                                     Inquiry      Transaction
               Number of Accounts                    Minimum        Minimum
--------------------------------------------------------------------------------
      Less than 20,000 Accounts                       $1,200         $120
--------------------------------------------------------------------------------
      Between 20,001 and 50,000 Accounts              $1,600         $160
--------------------------------------------------------------------------------
      Between 50,001 and 100,000 Accounts             $2,000         $200
--------------------------------------------------------------------------------
      Between 100,001 and 500,000 Accounts            $2,600         $260
--------------------------------------------------------------------------------
      Between 500,001 and 1,000,000 Accounts          $3,200         $320
--------------------------------------------------------------------------------
      Over 1,000,000 Accounts                         $4,000         $400
--------------------------------------------------------------------------------

----------
(1) Counted at implementation and then at each subsequent anniversary date from the date of implementation. Annual fee will be adjusted each year (if adjustment is applicable).

17)   Inquiry / Transaction / Account Maintenance/ New Account Set-Up Fees:

      The fee for an Account Inquiry is $0.10 per occurrence. For an Account Transaction, the fee is $0.50 per occurrence. The fee for Account Maintenance is $1.00 per occurrence. The fee for New Account Set-Up is $1.50 per occurrence. These fees are tracked and billed monthly. A minimum monthly fee applies (as set forth above) for both inquiries and transactions.

      Volume Discount for Inquiries:

--------------------------------------------------------------------------------
          (Over life of the Agreement)                   Fee per Inquiry
               Number of Inquiries
--------------------------------------------------------------------------------
      Less than 100,000 Inquiries                             $0.10
--------------------------------------------------------------------------------
      Between 100,001 and 200,000 Inquiries                   $0.08
--------------------------------------------------------------------------------
      Between 200,001 and 300,000 Inquiries                   $0.05
--------------------------------------------------------------------------------
      Over 300,000 Inquiries                                  $0.03
--------------------------------------------------------------------------------

      Other Fees:

      Customization Fee: $175 per hour - $225 per hour, depending upon technical resources needed

18) Data Repository and Analytic Suite- $120,000 per annum, 10,000 per month for up to 25 IDs $400 one time license fee (for IDs over 25) and $100 annual maintenance fee (for IDs over 25)

19)   Customer Management Suite License Fees:

      First 30 seats at $4,300 per seat per annum
      Next 30 seats at $4,000 per seat per annum
      Over 60 seats at $3,700 per seat per annum

20)   COLD (Computer Output to Laser Disk) Storage:

      $10,000 on time license fee plus

      $.009 per page

21)   Disaster Recovery Services

      One Time Facility/Technology Set Up Fee $ 50,000

      Includes preparation of 18 workstations/call center seats, desktop PC's and provisioning of ACD and any related VRU configuration to enable the receipt and routing of BlackRock calls delivered to PFPC via toll-free allocation.

      Service Access Fee      $250/seat/month ($4,500/month for 18 seats)

      Includes provision of seats for agents equipped with an ACD set, fully operational desktop with BlackRock required applications, recorded lines, and typical office workstation supplies.

      Use of Seats/Workstations      $3,200/event

      Disaster Recovery Testing                 $3,200/event
      Call Routing/Related Testing Changes      $250 per change

22)   Dedicated Team/Programming Charges

      1st FTE Resource (2000 hrs/yr) @ $125,000 per annum

      2nd FTE Resources (2000 hrs/yr) no charge

      3rd and 4th FTE Resources (2000 hrs/yr) @ $150,000 per FTE/per annum

      Additional programming required to be charged at a rate of $175-$225/hr depending upon technical requirements. Support of the Merrill Lynch Brokerage proprietary "NSCC-Like" interface will be borne by the dedicated team. The BlackRock Funds acknowledge that coding and support of NSCC Important notices must and shall take priority over other initiatives being developed by the dedicated team.

23)   Advanced Output Solutions: (see the attached print mail schedule)

24) Miscellaneous Charges include, but are not limited to, charges for the following products and services as applicable: ad hoc reports, ad hoc SQL time, banking services, COLD storage, digital recording, training, microfiche/microfilm production, magnetic media tapes and freight, pre-printed stock (including business forms, certificates, envelopes, checks and stationary), consolidated statement charges, audio response charges, negotiated time and materials for development and programming costs and conversion and deconversion expenses (unless otherwise agreed).

25) Out-of-Pocket Expenses include, but are not limited to: telephone lines, postage, overnight delivery, mailgrams, hardware/phone lines for data transmissions and remote terminal(s), wire fees, ACH charges, exchange fee, record retention and storage, b/c notices, account transcripts, labels, user tapes, travel expenses, and expenses incurred at the direction of the Fund. Out-of-pocket expenses are billed as they are incurred.

26) Shareholder Expenses include, but are not limited to: IRA/Keogh processing, exchange fees between Portfolios, requests for account transcripts, returned checks, lost certificate bonding, overnight delivery as requested by the shareholder, and wire fee for disbursement if requested by the shareholder. Shareholder expenses are billed as they are incurred.

27) Service Account Investment Earnings/Balance Credits/Third-Party Vendor Redemption and Distribution Check Float: In connection with compensation that PFPC earns each month from Service Accounts (as defined in the Agreement) and third-party check vendor accounts, PFPC agrees to pay to the Fund each month with respect to such compensation: (a) one hundred percent (100%) of the investment earnings and balanced credits earned on Service Accounts less PFPC's funding expense for Service Account overdrafts; and (b) ninety percent (90%) of the redemption and distribution check account daily balances held by the third-party check vendor multiplied by the current U.S. Treasury Bill rate less thirty (30) basis points (i.e., 90% of account daily balances x (T-Bill - 30 basis points)).

      Any fee, out-of-pocket expenses or shareholder expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC.

      The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion, which such period bears to the full annual period.

      Each party hereto is represented by counsel, and no presumptions shall arise favoring any party by virtue of the authorship of any provision of this letter.

      If the foregoing accurately sets forth our agreement and you intend to be legally bound hereby, please execute a copy of this letter and return it to us.

                                                Very truly yours,

                                                PFPC INC.

                                                By: /s/ Michael DeNofrio
                                                    ----------------------------

                                                Name: Michael DeNofrio
                                                      --------------------------

                                                       Executive Vice President,
                                                Title: Senior Managing Director
                                                       -------------------------

Agreed and Accepted:

THE BLACKROCK FUNDS

By: /s/ Harry Gabbay
    ----------------

Name: Harry Gabbay
      --------------

Title: President
       -------------

                                   Schedule A

This Schedule A, dated as of October 1, 2006, is Schedule A to that certain Transfer Agent Fee Letter dated October, 2006, between PFPC and the Funds (and each Fund's respective class of shares) listed herein.

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Principal Protected Fund

BlackRock Basic Value Fund II, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Core Principal Protected Fund

BlackRock Developing Capital Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Focus Twenty Fund, Inc.

BlackRock Focus Value Fund, Inc.

BlackRock Fundamental Growth Fund, Inc.

BlackRock Fundamental Growth Principal Protected Fund

BlackRock Global Allocation Fund, Inc.

BlackRock Global Dynamic Equity Fund

BlackRock Global Financial Services Fund, Inc.

BlackRock Global Growth Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Global Technology Fund, Inc.

BlackRock Global Value Fund, Inc.

BlackRock Healthcare Fund, Inc.

BlackRock International Fund

BlackRock International Value Fund

BlackRock Large Cap Core Fund

BlackRock Large Cap Growth Fund

BlackRock Large Cap Value Fund

BlackRock Latin America Fund, Inc.

BlackRock Mid Cap Value Opportunities Fund

BlackRock Natural Resources Trust

BlackRock Small Cap Growth Fund II

BlackRock Pacific Fund, Inc.

BlackRock Bond Fund

Schedule A (Cont'd.)

BlackRock Value Opportunities Fund, Inc.

BlackRock High Income Fund

Inflation Protected Fund

BlackRock Short Term Bond Fund

BlackRock Real Investment Fund

BlackRock Senior Floating Rate Fund, Inc.

BlackRock Senior Floating Rate Fund II, Inc.

BlackRock Short-Term US Government Fund

BlackRock U.S. Government Fund

BlackRock US High Yield Fund, Inc.

BlackRock Utilities and Telecommunications Fund, Inc.

BlackRock World Income Fund, Inc.

BlackRock California Insured Municipal Bond Fund

BlackRock Florida Municipal Bond Fund

BlackRock Municipal Insured Fund

BlackRock National Municipal Fund

BlackRock Short-Term Municipal Fund

BlackRock Intermediate Municipal Fund

BlackRock New Jersey Municipal Bond Fund

BlackRock New York Municipal Bond Fund

BlackRock Pennsylvania Municipal Bond Fund

BlackRock Summit Cash Reserves Fund

BlackRock Aggregate Bond Index Fund

BlackRock International Index Fund

BlackRock S & P 500 Index Fund

BlackRock Small Cap Index Fund

BlackRock Intermediate Term Fund

BlackRock High Yield Municipal Fund

BlackRock Total Return Portfolio II

BlackRock Intermediate Bond Portfolio II

BlackRock Intermediate Bond Portfolio

BlackRock Health Sciences Opportunities Portfolio

BlackRock Delaware Municipal Bond Portfolio

BlackRock Ohio Municipal Bond Portfolio

BlackRock Kentucky Municipal Bond Portfolio

Schedule A (Cont'd.)

BlackRock AMT- Free Municipal Bond Portfolio

Large Cap Value Equity Portfolio

Large Cap Growth Equity Portfolio

BlackRock High Yield Bond Portfolio

BlackRock Government Income Portfolio

BlackRock Small/Mid-Cap Growth Equity Portfolio

BlackRock Aurora Portfolio

BlackRock Mid-Cap Growth Equity Portfolio

BlackRock Low Duration Bond Portfolio

BlackRock Mid-Cap Value Equity Portfolio

BlackRock Small Cap Value Equity Portfolio

BlackRock Small Cap Growth Equity Portfolio

BlackRock Small Cap Core Portfolio

BlackRock U.S. Opportunities Portfolio

BlackRock Global Science & Technology Opportunities Portfolio

BlackRock Investment Trust Portfolio

BlackRock Index Equity Portfolio

BlackRock International Opportunities Portfolio

BlackRock Asset Allocation Portfolio

BlackRock Dividend Achievers Portfolio

BlackRock Global Resources Portfolio

BlackRock Legacy Portfolio

BlackRock All-Cap Global Resources Portfolio

BlackRock Global Opportunities Portfolio

BlackRock Intermediate Government Bond Portfolio

BlackRock Managed Income Portfolio

BlackRock PA Tax-Free Income Portfolio

BlackRock NJ Tax-Free Income Portfolio

BlackRock GNMA Portfolio

BlackRock International Bond Portfolio

BlackRock Enhanced Income Portfolio

BlackRock Ultrashort Municipal Portfolio

BlackRock Inflation Protected Bond Portfolio

BlackRock Money Market Portfolio

BlackRock U.S. Treasury MM Portfolio

Schedule A (Cont'd.)

BlackRock Municipal Money Market Portfolio

BlackRock NC Municipal MM Portfolio

BlackRock OH Municipal MM Portfolio

BlackRock PA Municipal MM Portfolio

BlackRock VA Municipal MM Portfolio

BlackRock NJ Municipal MM Portfolio

Marsico Growth FDP Fund

MFS Research International FDP Fund

Van Kampen Value FDP Fund

Franklin Templeton Total Return FDP Fund

BlackRock Balanced Capital V.I. Fund

BlackRock Basic Value V.I. Fund

BlackRock Bond V.I. Fund

BlackRock Money Market V.I. Fund

BlackRock Fundamental Growth V.I. Fund

BlackRock Global Growth V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Government Income V.I. Fund

BlackRock High Income V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock International Value V.I. Fund

BlackRock Large Cap Core V.I. Fund

BlackRock Large Cap Growth V.I. Fund

BlackRock Large Cap Value V.I. Fund

BlackRock Utilities and Telecommunications V.I. Fund

BlackRock Value Opportunities V.I. Fund

BlackRock Money Market Portfolio

BlackRock Government Income Portfolio

BlackRock Bond Portfolio

BlackRock Large Cap Core Portfolio

BlackRock Fundamental Growth Portfolio

BlackRock Balanced Capital Portfolio

BlackRock Global Allocation Portfolio

BlackRock High Income Portfolio

BlackRock Equity Dividend Portfolio

BlackRock Global Smallcap Portfolio

Schedule A (Cont'd.)

BlackRock Short Term Bond Portfolio

BlackRock Mid Cap Value Opportunities Portfolio

BlackRock Small Cap Index Portfolio

BlackRock International Index Portfolio

[End of Schedule]

                                 BlackRock Funds
                           Advanced Output Solutions
                         Print / Mail Pricing Schedule

A.    Daily/Monthly/Ouarterly/Annual Statement Output

      DATA PROCESSING/PRINTING/INSERTING

      o   Simplex Periodic Statements                                   $0.105/Simplex Page
      o   Duplex Periodic Statements                                    $0.14/Duplex Page
      o   Dealer/Rep Pages                                              $0.050/Simplex Page
      o   12b1, Commission Check Processing                             $0.11/Simplex Page
      o   Redemption/Replacement/Dividend/SWP
          Check Processing                                              $0.11/Simplex Page
      o   Inserting Additional Inserts                                  $0.018/Insert
      o   Work Order Administration fee                                 $15.00 Each
      o   Print Images                                                  $0.06 Each

B.    Shipping / Inventory

      o   Non-USPS courier support / package                            $4.50
      o   Inventory dumps / S.K.U.                                      $20.00
      o   Inventory receipts / S.K.U.                                   $20.00
          Inventory storage / location / month - per skid               $20.00
      o   Disaster Recovery Storage monthly                             $15.00
      o   Courier Charge                                                Cost
      o   Shipping Boxes                                                $0.85 Each
      o   Oversized Envelopes                                           $0.45 Each
      o   Pressure Sensitive Labels                                     $0.20 Each
      o   Affix Labels / each                                           $0.10 ($125 min)
      o   Per Piece Pre-Sort Fee                                        $0.035

C.    Misc. Fees

      o   Manual pulls                                                  $3.50 Each
      o   Special Projects Hourly Work                                  $30.00

D.    Special Mailings

      o   Work Order Administration fee                                 $15.00 Each
      o   Creation of Admark Tape                                       $115.00
      o   Household Accounts                                            $6.00/K
      o   ZIP+4 Data Enhancement                                        $0.008 Each ($50 min)
      o   Adhoc Programming                                             $100.00 per hour
      o   Data Manipulation                                             $70.00 per hour
      o   Admark Self Mailer                                            $0.03 Each ($75 min)
      o   Admark & Machine Insert #10 or 6x9 (includes 1 piece)         $0.050 Each ($75 min)
      o   Additional Machine Insert #10 or 6x6                          $0.02 Each
      o   Admark & Machine Insert 9x12 (includes 1 piece)               $0.11 Each ($100 min)
      o   Additional Machine Insert 9x12                                $0.05 Each
      o   Admark Only #10, 6x9 or 9x12                                  $0.032 Each ($75 min)
      o   Admark & Hand insert #10, 6x9 (includes 1 insert)             $0.06 Each ($75 min)
      o   Admark &Hand Insert 9x12 (includes 1 insert)                  $0.07 Each ($100 min)

      o Hand Sort                                                       $0.025 Each
      o Print, Affix & Insert 1 piece Pressure Sensitive labels         $0.25 Each ($50 min)
      o Print Labels only                                               $0.08 Each
      o Affix Labels only each per mailing                              $0.08 Each ($75 min)
      o Additional inserts                                              $0.018/Insert
      o Legal Drop per Mailing                                          $125.00
      o       Copy of 3602 or 3606 per Mailing                          $3.00 Each
      o       Tabbing
      o       1 Tab                                                     $8.00/K
      o       2 Tabs                                                    $12.00/K

F.    Year End Tax Form Output Processing

      o    Print/Process                                                $0.25 Each
      o    Work Order Fee                                               $15.00 Each
      o    Minimum Processing/Job                                       $75.00 Each
      o    Pulls                                                        $2.50 Each
      o    Presort Fee                                                  $0.035 Each
      o    Affidavit Charge                                             $3.50 Each
      o    Duplicate Tax Forms                                          $0.50 Each
      o    Intelligent Inserting                                        $0.045 Each
      o  Additional Machine Inserts                                     $0.018 Each
      o    Additional Hand Inserts                                      $0.06 Each

G.    Other Tax/Compliance Mailings

      o    Duplex Print                                                 $0.105 Per Page
      o    Simplex Print                                                $0.085 Per Page
      o    Affidavit Charge                                             $3.50 Each
      o    Machine Insert                                               $56.00/K
      o    Hand Insert                                                  $65.00/K
      o    Machine Folding                                              $18.00/K
      o    Custom Folding                                               $0.12 Each
      o    Additional Machine Inserts                                   $0.018 Each
      o    Additional Hand Inserts                                      $0.06 Each
      o    Work Order Fee                                               $15.00 Each
      o    Minimum Processing/Job                                       $75.00
      o    Pulls                                                        $3.50 Each
      o    Presort Fee                                                  $0.035 Each

E.    Digital Services

      o    PDF Conversion and Server Storage of images                  $0.0198 per image
      o    Original CD-ROM Charges                                      $225.00 per CD
      o    Duplicate CD-ROM Charge                                      $175.00 per CD
      o    E-Notification Event Fee (Stmts, AR, SAR, etc.)             $500.00 per event
      o    E-Mail Notifications                                         $0.10 per E-Mail
      o    Handling / Processing of Rejected E-Mails                    $5.00 per reject

                                [End of Schedule]